                                             Securities Act File No. 333-102678

    As filed with the Securities and Exchange Commission on February 28, 2003

-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM N-14


          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 [ ]
                        Pre-Effective Amendment No. [ ]
                        Post-Effective Amendment No. [1]


                      AEGON/TRANSAMERICA SERIES FUND, INC.
               (Exact Name of Registrant as Specified in Charter)

                              570 Carillon Parkway
                         St. Petersburg, Florida 33716
              (Address of Principal Executive Offices) (Zip Code)

                                 (800) 851-9777
                 (Registrant's Area Code and Telephone Number)

                              John K. Carter, Esq.
                              570 Carillon Parkway
                         St. Petersburg, Florida 33716

                    (Name and Address of Agent for Service)


Approximate Date of Proposed Public Offering: As soon as practicable after this Registration Statement becomes effective.


It is proposed that this filing shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), shall determine.


No filing fee is required because an indefinite number of shares has previously been registered pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended.

Pursuant to Rule 429 under the Securities Act of 1933, this registration statement relates to shares of beneficial interest previously registered on Form N-1A (File No. 033-00507).

                      AEGON/TRANSAMERICA SERIES FUND, INC.
                                JANUS GROWTH II

                              570 Carillon Parkway
                         St. Petersburg, Florida 33716
                                 (800) 851-9777

                                                               (Date), 2003

Dear Policyowner:

AEGON/Transamerica Series Fund, Inc. ("ATSF") consists of several investment portfolios ("funds"). Shares of the funds are not offered directly to the public but are sold only to insurance companies and their separate accounts as the underlying investment medium for owners (each a "Policyowner," collectively, "Policyowners") of variable annuity contracts and variable life policies (collectively, the "Policies"). As such, Western Reserve Life Assurance Co. of Ohio ("WRL"), AUSA Life Insurance Company ("AUSA"), Transamerica Occidental Life Insurance Company ("TOLIC"), Transamerica Life Insurance Company ("Transamerica"), Peoples Benefit Life Insurance Company ("Peoples") and Transamerica Life Insurance and Annuity Company (Transamerica Life & Annuity) (collectively, the "Insurance Companies") are the only shareholders of the investment funds offered by ATSF. ATSF has agreed to solicit voting instructions from Policyowners invested in Janus Growth II (the "Acquired Fund") in conjunction with a reorganization of that fund into Janus Growth ("Acquiring Fund").

Transamerica and AUSA are the only Insurance Companies that offer Acquired Fund in their respective products. You have received this Proxy/Prospectus Statement because you have a variable life insurance policy or a variable annuity contract (either of which is referred to as a "Policy") of one of these Insurance Companies and you are invested in Acquired Fund.

As such owner, you have the right to give voting instructions on certain shares of Acquired Fund that are attributable to your Policy, if your voting instructions are properly submitted and received prior to the special meeting of shareholders of Acquired Fund ("Special Meeting"), to be held at 10:30 a.m., local time, on April 16, 2003, at the offices of ATSF, 570 Carillon Parkway, St. Petersburg, Florida 33716.

Accordingly, you are being asked to provide voting instructions regarding the proposal to shareholders to approve or disapprove the Reorganization. The Prospectus/Proxy Statement should be read carefully and retained for future reference as it sets forth information about Acquiring Fund and Acquired Fund that you should know before providing instructions.

The Board of Directors of ATSF has approved a reorganization of Acquired Fund into Acquiring Fund. AEGON/Transamerica Fund Advisers, Inc. ("ATFA") serves as investment adviser to both funds. Janus Capital, LLC ("Janus") serves as sub-adviser to both Funds. Acquired Fund has investment objectives and policies that are similar in most respects to those of Acquiring Fund. As a result of economies of scale, the Reorganization is expected to result in operating expenses that are lower for Policyowners.

The Board of Directors recommends that Acquired Fund's shareholders vote "FOR" the proposal.

We appreciate your participation and prompt response in this matter and thank you for your continued support.


                                    Sincerely,

                                    Brian C. Scott
                                    President and Chief Executive Officer

                 AEGON/Transamerica Series Fund, Inc. ("ATSF")
                                Janus Growth II
                              570 Carillon Parkway
                         St. Petersburg, Florida 33716
                                 (800) 851-9777

 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF ATSF TO BE HELD ON APRIL 16, 2003


A special meeting of shareholders of ATSF Janus Growth II will be held on April 16, 2003 at 10:30 a.m., local time, at 570 Carillon Parkway, St. Petersburg, Florida 33716. The purposes of the special meeting are as follows:

1. To approve an Agreement and Plan of Reorganization providing for the acquisition of all of the assets and liabilities of Janus Growth II (the "Acquired Fund") by Janus Growth (the "Acquiring Fund") solely in exchange for shares of Acquiring Fund, followed by the complete liquidation of Acquired Fund; and

2. To transact such other business as may properly come before the special meeting of shareholders or any adjournments thereof.

Policyowners of record at the close of business on January 17, 2003 are entitled to notice of, and to provide voting instructions at, the meeting. Please read the accompanying Proxy Statement/Prospectus carefully. Regardless of whether you plan to attend the special meeting, PLEASE COMPLETE, SIGN AND PROMPTLY RETURN THE ENCLOSED VOTING INSTRUCTION FORM OR SUBMIT YOUR INSTRUCTIONS BY TELEPHONE, FACSIMILE OR INTERNET so that a quorum will be present. If you are present at the meeting, you may change your instructions, if so desired, at that time.


                                  By Order of the Board of Directors

                                  John K. Carter
                                  Vice President, Secretary and General Counsel

(Date), 2003

                               TABLE OF CONTENTS


Introduction                                                            1
Information About Acquiring Fund                                        2
Performance of Acquiring Fund                                           2
Fees and Expenses                                                       3
Summary                                                                 5
Comparison of Investment Objectives and Strategies                      5
Comparison of Fees and Expenses                                         6
Management Fees                                                         7
Administration Fees                                                     7
Distribution and Service Fees                                           7
Expense Limitation Arrangements                                         7
Purchase and Redemption Information                                     7
Federal Income Tax Consequences of the Reorganization                   7
Principal Risks of Investing in Acquiring Fund                          7
Relative Performance                                                    7
Comparisons of Investment Techniques and Risks of the Funds             8
The Proposed Reorganization                                             8
Additional Information About the Reorganization                         9
The Reorganization                                                      9
Reasons for the Reorganization                                         10
Board Consideration                                                    10
Capitalization                                                         10
Tax Considerations                                                     11
Expenses of the Reorganization                                         11
Additional Information About Acquiring Fund                            11
Investment Adviser                                                     11
Investment Personnel                                                   11
Additional Information About the Funds                                 12
Form of Organization                                                   12
Distributor                                                            12
Dividends and Other Distributions                                      12
General Information About the Proxy Statement                          12
Voting Instructions                                                    12
Solicitation of Voting Instructions                                    12
Other Matters to Come Before the Meeting                               13
Reports to Policyowners                                                13
More Information Regarding the Funds                                   15
Appendix A                                                             21
Appendix B                                                             31

                           PROXY STATEMENT/PROSPECTUS

                      AEGON/TRANSAMERICA SERIES FUND, INC.
                                JANUS GROWTH II

                              570 CARILLON PARKWAY
                         ST. PETERSBURG, FLORIDA 33716
                                 (800) 851-9777

          SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 16, 2003

              JANUS GROWTH II RELATING TO THE REORGANIZATION INTO
                    JANUS GROWTH (COLLECTIVELY, THE "FUNDS")

INTRODUCTION

This Proxy Statement/Prospectus provides you with information about the proposed transaction. The transaction involves the transfer of all of the assets and liabilities of Janus Growth II (the "Acquired Fund") to Janus Growth (the "Acquiring Fund"), solely in exchange for shares of Acquiring Fund (the "Reorganization"). Acquired Fund will then distribute to you units of Acquiring Fund. The result will be a liquidation of Acquired Fund. You will receive units of Acquiring Fund having an aggregate value equal to the aggregate cash value of the units of Acquired Fund held by you as of the close of business on the business day preceding the closing of the Reorganization. You are being asked to vote on an Agreement and Plan of Reorganization (the "Reorganization Plan") through which this transaction will be accomplished.

Because you, as a policyowner invested in the Acquired Fund, are being asked to provide instructions and to approve the Reorganization that will result in your holding units of Acquiring Fund, this Proxy Statement also serves as a Prospectus for Acquiring Fund. The Reorganization will allow you to participate in a Fund with the same investment objective and strategies. Acquiring Fund seeks growth of capital; Acquired Fund also seeks growth of capital.

This Proxy Statement/Prospectus, which you should retain for future reference, contains important information about Acquiring Fund that you should know before investing. A Statement of Additional Information ("SAI") dated __________, 2003, containing additional information about the Reorganization has been filed with the U.S. Securities and Exchange Commission ("SEC"), and is incorporated herein by reference. For a more detailed discussion of the investment objectives, policies, restrictions and risks of each of the Funds, see the ATSF Prospectus and SAI dated May 1, 2002, which are incorporated herein by reference and may be obtained, without charge, by calling (800) 851-9777. Each of the Funds also provides periodic reports to its policyowners, which highlight certain important information about the Funds, including investment results and financial information. The Annual and Semi-Annual Reports for the Funds dated December 31, 2001 and June 30, 2002, respectively, are incorporated herein by reference.

POLICYOWNERS RIGHT TO INSTRUCT SHAREHOLDERS


Shares of Acquired Fund and Acquiring Fund are not offered directly to the public but are sold only to insurance companies and their separate accounts as the underlying investment medium for owners (each a "Policyowner" or collectively "Policyowners") of variable annuity contracts and variable life insurance policies. As such, Western Reserve Life Assurance Co. of Ohio ("WRL"), Transamerica Occidental Life Insurance Company ("TOLIC"), Transamerica Life Insurance Company ("Transamerica") Peoples Benefit Life Insurance Company ("Peoples"), AUSA Life Insurance Company ("AUSA") and Transamerica Life Insurance and Annuity Company ("Transamerica Life & Annuity"), (collectively, the "Insurance Companies") are the only shareholders of the investment options of ATSF. AUSA and Transamerica own all of the shares of Acquired Fund, with the amount of shares being owned by each entity being 5% or more. ATSF has agreed to solicit voting instructions from the Policyowners, upon which instructions it will vote the shares of Acquired Fund at the Special Meeting on April 16, 2003, and any adjournment(s) thereof. ATSF will mail a copy of this Proxy Statement/Prospectus to each Policyowner of record as of January 17, 2003. The number of shares in Acquired Fund for which a Policyowner may give instructions is determined to equal the number of units based on cash value for that Fund in the Policyowner's respective Policy. Fractional shares will be counted.






THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED THAT THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         UNITS ELIGIBLE TO PROVIDE INSTRUCTION: 2,464,093.60


As of January 17, 2003, the Officers and Directors of ATSF, as a group, beneficially owned less than 1% of the outstanding shares of Acquired Fund.

Proxy materials will be mailed to Policyowners on or about February __, 2003.

You may also obtain proxy materials, reports and other information filed by either Fund from the SEC's Public Reference Section (1-202-942-8090) or from the SEC's internet web site at www.sec.gov. Copies of materials may also be obtained, after paying a duplicating fee, by electronic request, at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.



__________, 2003

INFORMATION ABOUT ACQUIRING FUND

PERFORMANCE OF ACQUIRING FUND -- The bar chart and table below provide an indication of the risks of investing in Acquiring Fund. The chart shows changes in performance from year to year. The performance calculations do not reflect charges or deductions under the Policies. Those fees and expenses would lower investment performance. The table shows how Acquiring Fund's average annual returns for the periods indicated compare to those of a broad based measure of market performance. Past performance is not an indication of how Acquiring Fund will perform in the future.


         Total Return - One year total return as of 12/31/02(%)(1)

[Add bar chart to include: 2.35% for 1992; 3.97% for 1993; (8.31)% for 1994;
47.12% for 1995; 17.96% for 1996; 17.54% for 1997; 64.47% for 1998; 59.67% for
1999; (28.94)% for 2000; (28.20)% for 2001 (29.92)% for 2002]


During the period shown in the chart, Acquiring Fund's best quarterly performance was 33.08% for the quarter ended December 31, 1999, and the worst quarterly performance was (31.92)% for the quarter ended September 30, 2001.

The table below shows the average annual total returns of Acquiring Fund if you average actual performance over various lengths of time, compared to the Standard & Poor's 500 Composite Stock Index ("S&P 500"). An index has an inherent performance advantage over Acquiring Fund since it has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Additional information about Acquiring Fund is included in the section "More Information Regarding the Funds."


AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2002)



                                                   1 Year           5 Years           10 Years

Acquiring Fund                                    (29.92%)          (1.25%)           6.21%
Standard & Poor's 500 Composite Index             (22.09%)           (0.58)%          9.34%



INFORMATION ABOUT ACQUIRED FUND

PERFORMANCE OF ACQUIRED FUND -- The bar chart and table below provide an indication of the risks of investing in Acquired Fund. The chart shows changes in performance from year to year. The performance calculations do not reflect charges or deductions under the Policies. Those fees and expenses would lower investment performance. The table shows how Acquired Fund's average annual returns for the periods indicated compare to those of a broad based measure of market performance. Past performance is not an indication of how Acquired Fund will perform in the future.

         Total Return - One year total return as of 12/31/02(%)(1)

[Add bar chart to include: (29.39)% for 2000; (28.72)% for 2001 and (30.65)% for
2002.]

During the period shown in the chart, Acquiring Fund's best quarterly performance was 25.91% for the quarter ended 12/31/2001, and the worst quarterly performance was (32.24)% for the quarter ended 9/30/01.

The table below shows the average annual total returns of Acquiring Fund if you average actual performance over various lengths of time, compared to the Standard & Poor's 500 Composite Stock Index ("S&P 500"). An index has an inherent performance advantage over Acquiring Fund since it has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Additional information about Acquiring Fund is included in the section "More Information Regarding the Funds."

AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2002)


                                                   1 Year           5 Years           10 Years

Acquired Fund                                     (30.65%)           N/A               N/A
Standard & Poor's 500 Composite Index             (22.09)%           N/A               N/A


FEES AND EXPENSES

Fees and Expenses are assessed at the product level.

ANNUAL FUND OPERATING EXPENSES (EXPENSES PAID FROM FUND ASSETS) (PERCENTAGE OF AVERAGE DAILY NET ASSETS):


The expenses of each Fund and estimated pro forma expenses giving effect to the proposed Reorganization are shown in the table below. Expenses for the Funds are based on the operating expenses incurred for the 12 month period ended June 30, 2002. Pro forma fees and expenses show estimated fees and expenses of Acquiring Fund after giving effect to the proposed Reorganization. Pro forma numbers are estimated in good faith and are hypothetical. The current and pro forma expenses do not reflect the fees that are assessed under the Policy you have purchased. Please refer to your respective Policy for those changes.

ANNUAL FUND OPERATING EXPENSES (as a percentage of each Fund's average daily net assets)(1)

                                                                             Total Annual                              Net
                                       Management           Other          Fund Operating         Expense           Operating
                                          Fees             Expenses           Expenses         Reduction(1)         Expenses

Acquiring Fund                            0.80%              0.12               0.92               0                  0.92
Acquired Fund                             0.80%              0.08               0.88               0                  0.88
Pro Forma - Acquiring Fund                0.80%              0.07               0.87               0                  0.87
including Acquired Fund

(1) Contractual arrangement with ATFA through 4/30/04 for expenses (other than distribution/service (12b-1) fees) that exceed 1.00% for Acquiring Fund. If 12b-1 fees were included, the total operating expenses would be greater.

EXAMPLE. This example is intended to help you compare the cost of investing in each Fund and in the combined Funds on a pro forma basis. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and Fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower. This example does not include fees that are assessed at the product level or 12b-1 fees should the 12b-1 Plan be implemented.


                                                   1 YEAR           3 YEARS           5 YEARS          10 YEARS

Acquiring Fund                                       94               293               509             1,131
Acquired Fund                                        92               287               498             1,108
Pro Forma - Acquiring Fund including                 89               278               482             1,073
Acquired Fund

For more information about Acquiring Fund's performance, including a discussion of factors that materially impact its performance, please see Appendix B.

SUMMARY

You should read this entire Proxy Statement/Prospectus carefully. For additional information, you should consult the ATSF Prospectus, which is incorporated by reference, and the Agreement and Reorganization Plan, which is attached hereto as Appendix A.

COMPARISON OF INVESTMENT OBJECTIVES AND STRATEGIES

                                                     ACQUIRED FUND                                  ACQUIRING FUND

INVESTMENT OBJECTIVE                       Seeks long-term growth of capital                     Seeks growth of capital

INVESTMENT STRATEGIES                  -   Acquired Fund pursues its objective by            -   Same as Acquired Fund.
                                           investing, under normal circumstances,
                                           almost all of its assets in equity
                                           securities at times when Janus, its
                                           Sub-Adviser, believes the market
                                           environment favors such investing.

                                       -   Janus generally takes a "bottom up"               -   Same as Acquired Fund.
                                           approach to building the stock
                                           portfolio. In other words, Janus seeks
                                           to identify individual companies with
                                           earnings growth potential that may not
                                           be recognized by the market at large.

                                       -   Although themes may emerge,                       -   Same as Acquired Fund.
                                           securities are generally selected
                                           without regard to any defined industry
                                           sector or other similarly defined
                                           selection procedure. Realization of
                                           income is not a significant investment
                                           consideration and any income realized
                                           is incidental to the fund's objective.

                                       -   Janus may take a temporary defensive              -   Same as Acquired Fund.
                                           position when the securities trading
                                           markets or the economy are experiencing
                                           excessive volatility or a prolonged
                                           general decline, or other adverse market
                                           conditions  exist. This may be inconsistent
                                           with the fund's principal investment
                                           strategies. Under these circumstances,
                                           Acquired Fund may be unable to achieve
                                           its investment objective.

INVESTMENT ADVISER                                        ATFA                                           ATFA

SUB-ADVISER                                              Janus                                          Janus

PORTFOLIO MANAGER                                  Edward Keely, CFA                              Edward Keely, CFA

As you can see from the chart above, the investment objectives are virtually the same and the strategies of the Funds are identical. Both Acquired Fund and Acquiring Fund invest primarily in equity securities. Prior to May 1, 1999, Acquired Fund was part of Acquiring Fund in ATSF. At that time, Endeavor Series Trust ("Endeavor") established a Janus Growth Fund and it liquidated its assets in ATSF from Acquiring Fund and formed Janus Growth II. On May 1, 2002, Endeavor was merged into ATSF, following approval by the Endeavor Policyowners. Therefore, ATSF now has two Funds that are almost identical.

Following the Reorganization, and in the ordinary course of business as a mutual fund, certain holdings of Acquired Fund that were transferred to Acquiring Fund in connection with the Reorganization may be sold. Such sales may result in increased transactional costs for Acquiring Fund.

COMPARISON OF FEES AND EXPENSES

The following describes and compares the fees and expenses that you may pay if you hold units of the Funds. The Reorganization is anticipated to reduce the total operating expenses for Policyowners of Acquired Fund and will not affect Acquiring Fund's management fees (as a percentage of the Fund's average daily net assets).

For further information on the fees and expenses of Acquiring Fund, see "More Information Regarding the Funds."

MANAGEMENT FEES - Each Fund pays a management fee:

     FUND                                                    FEE

Acquired Fund                 0.80% of the Fund's average daily net assets.  Expense Cap of
                              0.85% as of 1/1/03.

Acquiring Fund                0.80% of the Fund's average daily net assets.  Expense Cap of
                              1.00%*.

* If the Reorganization is approved, the expense cap of Acquiring Fund will be lowered to 0.85% on May 1, 2003, upon effectiveness of the merger.

ADMINISTRATION FEES - The Funds pay an administrative services fee to AEGON/Transamerica Fund Services, Inc. on a cost incurred basis.

DISTRIBUTION AND SERVICES FEES - Although ATSF has adopted a plan pursuant to Rule 12b-1 under the 1940 Act, ATSF has not paid any distribution fees on behalf of the Funds under the Plan, and does not intend to do so before April 30, 2003.

EXPENSE LIMITATION ARRANGEMENTS - Expense limitation arrangements are in place for both of the Funds. Under the terms of the expense limitation arrangements, ATFA has agreed to limit the expenses of the Funds, excluding distribution fees, interest, taxes, brokerage and extraordinary expenses. The current expense limitation arrangement for each Fund will remain in effect through at least April 30, 2003. There can be no assurance that the expense limitation arrangements will continue or remain at the same level after that date. This information and similar information is shown above in the table entitled "Annual Fund Operating Expenses."

The Funds have entered into an Expense Limitation Agreement with ATSF wherein ATSF, on behalf of the applicable Fund, will at a later date, reimburse ATFA for operation expenses previously paid on behalf of such Fund during the previous 36 months, but only if, after such reimbursement, the Fund's expense ratio does not exceed the expense cap.


It is expected that combining the Funds will lower expenses currently borne by Policyowners in Acquired Fund.


PURCHASE AND REDEMPTION INFORMATION -- The purchase and redemption provisions for the Funds are the same. For additional information on purchase and redemption provisions see "Comparison of Fees and Expenses" and "More Information Regarding the Funds."

FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION -- The Funds expect that the Reorganization will be considered a tax-free reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). As such you will not recognize gain or loss as a result of the Reorganization. See "Information About The Reorganization - Tax Considerations."

PRINCIPAL RISKS OF INVESTING IN ACQUIRING FUND -- The Funds share the same investment risks. As principal investment risks, each Fund is subject to the risks of investing in stocks, investing in foreign securities and investing in securities with different styles, such as growth and value. For more information regarding the risks of the Funds, see "Comparison of Investment Techniques and Risks of the Funds".

RELATIVE PERFORMANCE -- The following table shows the average annual total return for each Fund and the listed index. Average annual total return is shown for each calendar year since 2001 in the case of Acquired Fund and since 1995 in the case of Acquiring Fund. The indexes have an inherent performance advantage over the Funds, since an index has no cash in its portfolio, and incurs no operating expenses. An investor cannot invest in an index. Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and excluding the deduction of any sales charges. The information below does not reflect fees and expenses associated with an investment in the Policies offered by the Insurance Companies. Units in the Fund are available only through the purchase of such products.


 CALENDAR YEAR/             ACQUIRED FUND       S&P 500 COMPOSITE     ACQUIRING FUND
  PERIOD ENDED                                        INDEX

       12/31/95               N/A                    37.58%               47.12%
       12/31/96               N/A                    22.96%               17.96%
       12/31/97               N/A                    33.36%               17.54%
       12/31/98               N/A                    28.58%               64.47%
       12/31/99               N/A                    21.04%               59.67%
       12/31/00               (29.39%)               (9.10%)             (28.94%)
       12/31/01               (28.72%)              (11.89%)             (28.20%)
       12/31/02               (32.24%)              (22.09%)             (29.92%)



COMPARISON OF INVESTMENT TECHNIQUES AND RISKS OF THE FUNDS -- The following is a summary of the principal types of securities in which the Funds may invest and strategies the Funds may employ in pursuit of their respective investment objectives. As with any security, an investment in a Fund involves certain risks, including loss of principal. The Funds are subject to varying degrees of financial, market and credit risk. An investment in the Funds is not a deposit of a bank and is not insured by the Federal Deposit Insurance Corporation or any other government agency. The following discussion addresses the primary risks of investing in the Funds. However, the fact that a particular risk is not identified as a main risk for the Fund does not mean that the Fund is prohibited from investing its assets in securities that give rise to that risk. It simply means that the risk is not a main risk of the Funds. For further information regarding risks of investing in the Funds, see the SAI.

STOCKS. While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the short term. These price movements may result from factors affecting individual companies, certain industries or the security market as a whole. Because the stocks that a fund holds fluctuate in price, the value of your investment in a fund will go up and down.

FOREIGN SECURITIES. Foreign securities involve additional risks relating to political, economic, or regulatory conditions in foreign countries. These risks include fluctuations in foreign currencies; withholding or other taxes; trading, settlement, custodial, or other operational risks; and the less stringent investor protection and disclosure standards of some foreign investments, especially those in emerging markets, more volatile and potentially less liquid than U.S. investments. In addition, foreign markets can perform differently from the U.S. market.

STYLE RISK. Securities with different characteristics tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. The portfolio may underperform other portfolios that employ a different style. The portfolio also may employ a combination of styles that impact its risk characteristics. Examples of different styles include growth and value investing, as well as those focusing on large, medium or small company securities.

THE PROPOSED REORGANIZATION -- On September 9, 2002, the Board of Directors of ATSF approved the Reorganization with respect to each of the Funds. Subject to approval of Acquired Fund shareholders, the Reorganization provides for:

- the transfer of all of the assets of Acquired Fund to Acquiring Fund, in exchange for shares of Acquiring Fund;

-        the assumption by Acquiring Fund of all of the liabilities of Acquired
         Fund;

- the distribution of units of Acquiring Fund to the Policyowners of Acquired Fund; and

-        the complete liquidation of Acquired Fund.

The Reorganization is expected to be effective upon the close of business on April 30, 2003, or on a later date as the parties may agree (the "Closing"). As a result of the Reorganization, each Policyowner invested in Acquired Fund would receive units of Acquiring Fund equal in value to his or her holding in Acquired Fund. Each shareholder would hold, immediately after the Closing, units of Acquiring Fund having an aggregate value equal to the aggregate value of the units of Acquired Fund held by that Policyowner as of the close of business on the business day preceding the Closing.

The Reorganization is intended to eliminate duplication of costs and other inefficiencies arising from having two substantially similar mutual funds within the same group of Funds, as well as to assist in achieving economies of scale. Policyowners with units in Acquired Fund are expected to benefit from the elimination of this duplication and from the larger asset base that will result from the Reorganization.

Approval of the Reorganization with respect to Acquired Fund requires the affirmative vote of a majority of the outstanding shares of the Fund. In the event that the Policyowners of Acquired Fund do not approve the Reorganization, the Fund would continue to operate as a separate entity and the Fund's Board of Directors would determine what further action, if any, to take.

AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF ATSF UNANIMOUSLY APPROVED THE PROPOSED REORGANIZATION. THE BOARD RECOMMENDS THAT YOU PROVIDE INSTRUCTIONS TO VOTE "FOR" THE PROPOSED REORGANIZATION.

In considering whether to approve the Reorganization, you should note that:

- Acquired Fund has investment objectives and policies that are substantially similar to the investment objectives and policies of Acquiring Fund. Both Acquired Fund and Acquiring Fund are managed by the same sub-adviser, Janus, and seek growth of capital. Each Fund invests primarily in equity securities.


- The Funds have the same investment adviser, ATFA, located at 570 Carillon Parkway, St. Petersburg, Florida 33716-1202.


ADDITIONAL INFORMATION ABOUT THE REORGANIZATION

THE REORGANIZATION -- The Reorganization provides for the transfer of all of the assets and liabilities of Acquired Fund to Acquiring Fund solely in exchange for shares of Acquiring Fund. Acquired Fund will distribute the shares of Acquiring Fund received in the exchange to its shareholders, and then Acquired Fund will be liquidated. Units will then be distributed proportionately to Policyowners.

After the Reorganization, each Policyowner of Acquired Fund will own shares in Acquiring Fund having an aggregate value equal to the aggregate value of units of Acquired Fund held by that Policyowner as of the close of business on the business day preceding the Closing.

The obligations of the Funds under the Reorganization are subject to various conditions, including approval of the shareholders of Acquired Fund. The Reorganization also requires that the Funds take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by the Reorganization. The Reorganization may be terminated by mutual agreement of the parties or on certain other grounds. For a complete description of the terms and conditions of the Reorganization, see the Agreement and Reorganization Plan at Appendix A, which modifies the foregoing summary of the Reorganization in its entirety.

REASONS FOR THE REORGANIZATION -- The Funds have substantially similar investment objectives, strategies and risks. As explained above, the Funds are largely duplicative. In addition, the Reorganization will create a larger Acquiring Fund, which should benefit Policyowners of the Funds by spreading costs across a larger, combined asset base, and which would allow Policyowners invested in Acquired Fund to continue to participate in a professionally managed portfolio. Also, a larger Acquiring Fund offers the potential benefit of a more diversified portfolio of securities and may improve trading efficiency. Based upon these considerations, the Board of Directors of ATSF determined that the Funds should be reorganized.

The proposed Reorganization was presented to the Board of Directors of ATSF for consideration and approval at a meeting held September 9, 2002. For the reasons discussed below, the Directors, including all of the Directors who are not "interested persons" (as defined in the Investment Company Act of 1940) of ATSF, determined that the interests of the Policyowners of the respective Funds would not be diluted as a result of the proposed Reorganization, and that the proposed Reorganization was in the best interests of each of the Funds and its Policyowners.

BOARD CONSIDERATION -- The Board of Directors of ATSF, in recommending the proposed transaction, considered a number of factors, including the following:

1. expense ratios and information regarding fees and expenses of Acquired Fund and Acquiring Fund;

2. estimates that show that combining the Funds should result in lower expense ratios because of economies of scale;

3. elimination of duplication of costs and inefficiencies of having two similar funds;

4. the Reorganization would not dilute the interests of the Funds' current Policyowners;

5. the relative investment performance and risks of Acquiring Fund as compared to Acquired Fund;

6. the similarity of Acquiring Fund`s investment objectives, policies and restrictions to those of Acquired Fund and the fact that the Funds are duplicative within the overall group of funds;

7. the tax-free nature of the Reorganization to Acquired Fund and its Policyowners.

THE BOARD OF DIRECTORS OF ATSF RECOMMENDS THAT POLICYOWNERS OF ACQUIRED FUND PROVIDE INSTRUCTIONS TO APPROVE THE REORGANIZATION.

CAPITALIZATION -- The following table shows on an unaudited basis the capitalization of each Fund and on a pro forma basis as of June 30, 2002, giving effect to the Reorganization:

                                                                                               SHARES
                                                  NET ASSETS        NET ASSET VALUE PER     OUTSTANDING
                                                (IN THOUSANDS)             SHARE           (IN THOUSANDS)

Acquiring Fund                                      $1,360,294             $25.22                53,948
Acquired Fund                                         $299,114             $36.01                 8,306
Pro Forma - Acquiring Fund including                $1,659,408             $25.22                65,806
Acquired Fund

TAX CONSIDERATIONS -- The Reorganization is intended to qualify for Federal income tax purposes as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, pursuant to this treatment, neither Acquired Fund, nor Acquiring Fund is expected to recognize any gain or loss for federal income tax purposes from the transactions contemplated by the Reorganization. As a condition to the closing of the Reorganization, the Funds will receive an opinion from the law firm of Dechert to the effect that the Reorganization will qualify as a tax-free reorganization for federal income tax purposes. That opinion will be based in part upon certain assumptions and upon certain representations made by the Funds.

Immediately prior to the Reorganization, Acquired Fund will pay a dividend or dividends which, together with all previous dividends, will have the effect of distributing to the shareholders all of Acquired Fund's investment company taxable income for taxable years ending on or prior to the Reorganization (computed without regard to any deduction for dividends paid) and all of its net capital gains, if any, realized in taxable years ending on or prior to the Reorganization (after reduction for any available capital loss carryforward). Such dividends will be included in the taxable income of Acquired Fund's shareholders.

As of December 31, 2001, Acquired Fund had accumulated capital loss carry-forwards in the amount of approximately $20,504 (in thousands). After the Reorganization, these losses will be available to Acquiring Fund to offset its capital gains, although the amount of these losses, which may offset Acquiring Fund's capital gains in any given year, may be limited. As a result of this limitation, it is possible that Acquiring Fund may not be able to use these losses as rapidly as Acquired Fund might have, and part of these losses may not be useable at all. The ability of Acquiring Fund to absorb losses in the future depends upon a variety of factors that cannot be known in advance, including the existence of capital gains against which these losses may be offset. In addition, the benefits of any capital loss carryforwards currently are available only to shareholders of Acquired Fund. After the Reorganization, however, these benefits will inure to the benefit of all shareholders of Acquiring Fund.

EXPENSES OF THE REORGANIZATION -- Acquiring Fund will pay all of the expenses relating to the Reorganization, including, but not limited to the proxy

ADDITIONAL INFORMATION ABOUT ACQUIRING FUND

INVESTMENT ADVISER -- ATFA, each Fund's investment adviser, is a Florida corporation. On December 31, 2001, the aggregate assets of all of the mutual funds under the investment management of ATFA were approximately $13 billion. ATFA has overall responsibility for the management of the Funds. ATSF has entered into an Investment Advisory Agreement ("Advisory Agreement") on behalf of Acquiring Fund with ATFA wherein ATFA supervises Acquiring Fund's investments. The Advisory Agreement proves that ATFA will perform the following services or cause them to be performed by others to: (i) furnish investment advice and recommendations; (ii) supervise the purchase and sale of securities as directed by appropriate Fund officers; and (iii) be responsible for the administration of the Fund. The Advisory Agreement is not assignable and may be terminated without penalty upon 60 days written notice at the option of either ATSF or ATFA, or a vote of shareholders of Acquiring Fund. Advisory fees are fees are computed and accrued daily and paid monthly.

SUB-ADVISER -- Janus Capital Management LLC ("Janus") is Acquiring Fund's sub-adviser. On September 30, 2002, the aggregate assets of all of the mutual funds under the investment management of Janus were approximately $125 billion. Janus has overall responsibility for the management of the Fund. ATFA and Janus have entered into an agreement that requires Janus to: provide investment sub-advisory, statistical and research services to Acquiring Fund; supervise and arrange for the purchase and sale of securities on behalf of the Fund; and provide for the maintenance and compilation of records pertaining to the investment sub-advisory function. The agreement with Janus can be terminated by the Board of Directors of ATSF upon 60 days' written notice of either party. Sub-advisory fees are computed and accrued daily and paid monthly.

INVESTMENT PERSONNEL -- The following individual has responsibility for the day-to-day management of Acquiring Fund:


EDWARD KEELY, CFA, a Vice President at Janus, has served as a manager of Acquiring Fund since January 2000. Prior to that date he served as co-portfolio manager of this Fund. Prior to joining Janus in 1998, Mr. Keely was a senior vice president of investments at Founders Asset Management where he was also the portfolio manager of Founders Growth Fund from 1994 to 1998.

ADDITIONAL INFORMATION ABOUT THE FUNDS

FORM OF ORGANIZATION - Each of the Funds is a series of ATSF, an open-end management company organized as a Maryland Corporation. ATSF is governed by a Board of Directors, which consists of nine members. For more information on the history of ATSF, please see the SAI.


DISTRIBUTOR - AFSG Securities Corporation ("AFSG"), located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499, is principal distributor for both Funds. AFSG is an affiliate of ATSF and ATFA. AFSG underwrites and distributes the Fund shares.

DIVIDENDS AND OTHER DISTRIBUTIONS - Each Fund pays dividends from net investment income, and distributes net capital gains, if any, at least annually. Dividends and distributions of each Fund are automatically reinvested in additional units of the respective Fund.


GENERAL INFORMATION ABOUT THE PROXY STATEMENT


VOTING INSTRUCTIONS - Interest in the Policies for which no timely instructions are received will be voted in proportion to the instructions that are received from other Policyowners. AUSA and Transamerica will also vote any shares in separate accounts that it owns and that are not attributable to Policies in the same proportion as determined by Policyowners. Abstentions will be applied on a pro rata basis to reduce the votes eligible to be cast.


If your voting instructions are properly submitted and returned in time to be voted at the Special Meeting, the units represented by the voting instruction form will be voted in accordance with the instructions provided. Unless instructions to the contrary are provided, your voting instruction form will be voted FOR the matters listed in the accompanying Notice of Special Meeting of Shareholders. Any Policyowner that has submitted his or her voting instructions has the right to revoke it at any time prior to its exercise, either by attending the Special Meeting and submitting a new voting instruction form, or by submitting a letter of revocation or a later-dated voting instruction form to ATSF at the above address prior to the date of the Special Meeting.

For your convenience, you may submit your instructions by mail, by telephone, via the Internet or by facsimile. If you provide your instructions by mail, please indicate your instructions on the enclosed voting instruction form, date and sign the card, and mail it in the enclosed envelope, which requires no postage if mailed in the United States, allowing sufficient time to be received by April 16, 2003 at 10:30 a.m. To submit your instructions via the Internet, by telephone or by facsimile, please follow the instructions printed at the top of your voting instructions form.

If you submit your instructions via the Internet, by telephone or via facsimile, please DO NOT mail your voting instruction form. Please provide your instructions only one time, unless you later decide to change your instructions.


SOLICITATION OF VOTING INSTRUCTIONS -- Voting instructions are being solicited at the request of the Board of Directors of ATSF. Solicitation of voting instructions is being made primarily by the mailing of this Notice and Proxy Statement/Prospectus with its enclosures on or about March 3, 2003. The
Funds have retained ALAMO Direct ("ALAMO"), a professional proxy solicitation firm, to assist with any necessary solicitation of voting instructions. The estimated costs for the proxy services of ALAMO are estimated to be approximately $12,589, plus applicable postage.


If a Policyowner wishes to participate in the Special Meeting, but does not wish to give instructions by telephone, the Policyowner may still submit the voting instruction form originally sent with the Proxy Statement/Prospectus, attend in person, vote via the internet or by facsimile. Should a Policyowner require additional information regarding the voting instruction form or require replacement of the voting instruction form, they may contact Customer Service at the number listed in the Policy they have purchased.

A Policyowner may revoke the accompanying voting instruction form at any time prior to its use by filing with ATSF a written revocation or executed voting instruction form bearing a later date. In addition, any Policyowner that attends the Special Meeting of Acquired Fund, in person may provide instructions at the Special Meeting, thereby canceling any instructions previously given. However, attendance at the Special Meeting, by itself, will not revoke previous instructions.

To become effective, the proposed Reorganization must be approved by a "vote of the majority of the outstanding voting securities" of Acquired Fund, as defined in the 1940 Act. The "vote of a majority of the outstanding voting securities" means the lesser of the vote of (i) 67% or more of the shares of Acquired Fund entitled to vote there at the Special Meeting if the holders of more than 50% of such outstanding shares are present in person or represented by proxy; or
(ii) more than 50% of such outstanding shares of Acquired Fund entitled to vote thereon.

Acquired Fund must have a quorum to conduct its business at the Special Meeting. The holders of a majority of outstanding shares present in person or by proxy shall constitute a quorum. In the absence of a quorum, a majority of outstanding shares entitled to vote, present in person or by proxy, may adjourn the meeting from time to time until a quorum is present.

OTHER MATTERS TO COME BEFORE THE MEETING -- The Board of Directors does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement/Prospectus. If other business should properly come before the Meeting, the persons named in the accompanying voting instruction form will vote thereon in accordance with their best judgment.

REPORTS TO POLICYOWNERS -- ATSF will furnish upon request, without charge, a copy of the most recent Annual Report regarding the Funds. Requests for such reports should be directed to ATSF, 570 Carillon Parkway, St. Petersburg, Florida 33716 or at (800) 851-9777.

PROMPT EXECUTION AND RETURN OF THE ENCLOSED VOTING INSTRUCTION FORM IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                  AEGON/Transamerica Series Fund, Inc.
                                  John K. Carter
______________, 2003              Vice President, Secretary and General Counsel

                      MORE INFORMATION REGARDING THE FUNDS

PURCHASE AND REDEMPTION OF SHARES. AUSA and Transamerica purchase shares of the Funds for variable annuity and variable life insurance separate accounts. Each buys and sells shares of the Funds at the net asset value per share (NAV) next determined after it submits the order to buy or sell. A Fund's NAV is generally calculated as of the close of trading on every day the New York Stock Exchange is open.

Shares of the Funds may be purchased only indirectly through the purchase of a Policy issued by the respective Insurance Company. The prospectuses for such Policies describe any sales charges applicable to your Policy.

DETERMINATION OF NET ASSET VALUE. The NAV per share of each Fund is computed as of the close of regular trading hours on the New York Stock Exchange (normally 4:00 p.m. Eastern Time) on days when the Exchange is open. The Exchange is open Monday through Friday, except on observation of the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Each Fund's NAV is generally based upon the market value of securities held in the Fund's portfolio. If market prices are not available, the fair value of securities is determined using procedures approved by the Board of Directors of ATSF.

BROKERAGE ENHANCEMENT PLAN. The Funds have adopted, in accordance with the provisions of Rule 12b-1 under the Investment Company Act of 1940, a Brokerage Enhancement Plan (the "Plan"). The Plan uses available brokerage commissions to promote the sale and distribution of Fund shares (through the sale of variable insurance products funded by the Funds).

Under the Plan, a Fund may direct ATFA or a sub-adviser to use certain broker-dealers for securities transaction, subject to the obligation to obtain best execution of such transactions. These are broker-dealers that have agreed either (1) to pay a portion of their commission from the sale and purchase of securities to the Fund's Distributor or other introducing brokers ("Brokerage Payments"); or (2) to provide brokerage credits, benefits or services ("Brokerage Credits"). The Distributor will use all Brokerage Payments and Brokerage Credits (other than a minimal amount to defray its legal and administrative costs) to finance activities that are meant to result in the sale of the Fund's shares, including:

- holding or participating in seminars and sales meetings promoting the sale of the Fund's shares

- paying marketing fees requested by broker-dealers who sell the Fund's shares

-        training sales personnel

-        creating and mailing advertising and sales literature

- financing any other activity that is intended to result in the sale of the Fund's shares.

The Plan permits the Brokerage Payments and Brokerage Credits generated by securities transactions from one Fund to inure to the benefit of other series of ATSF as well. The Plan is not expected to increase the brokerage costs of the Fund.

OTHER EXPENSES. In addition to the management fee and other fees described previously, each Fund pays other expenses, such as legal, audit, custodian fees, proxy solicitation costs, and the compensation of Directors who are not affiliated with ATSF. Most Fund expenses are allocated proportionately among all of the outstanding shares of the Fund.

MANAGEMENT OF THE FUNDS

INVESTMENT ADVISER -- ATSF and ATFA have entered into an agreement on behalf of Acquiring Fund wherein ATFA has agreed to provide investment advisory, statistical and research services to the Fund, supervise and arrange for the purchase and sales of securities on behalf of the Fund, and provide for the maintenance and compilation of records pertaining to the sub-advisory function. The agreement can be terminated by the ATSF Board upon 60 days written notice. Investment management fees are computed and accrued daily and paid monthly. For the year ended December 31, 2001, Acquiring Fund paid investment management fees of $17,751,000 to ATFA.

ATFA has overall responsibility for the management of the Funds. However, subject to the supervision of the ATSF Board, ATFA may hire sub-advisers to assist with management of the Funds.

PARENT COMPANY INFORMATION -- ATFA is a direct, wholly-owned subsidiary of WRL. WRL is an insurance and financial services company, incorporated in the state of Ohio, and is a wholly owned indirect subsidiary of First AUSA Life Insurance Company ("First AUSA"), which is wholly-owned by Transamerica Holding Company. Transamerica Holding Company is wholly-owned by AEGON USA, Inc. ("AEGON USA"), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is a wholly-owned, indirect subsidiary of AEGON N.V., a Netherlands corporation which is a publicly traded international insurance group.

DISTRIBUTOR - AFSG Securities Corporation ("AFSG"), located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499, serves as the ATSF distributor. AFSG is an affiliate of ATSF and ATFA.

ADMINISTRATIVE AGENT -- AEGON/Transamerica Fund Services, Inc. ("ATFS") acts as the administrative agent for ATSF and, as such, performs administrative functions and the bookkeeping, accounting and pricing functions for the Funds. For these services, ATFS receives reimbursement from ATSF on behalf of the Funds on a cost-incurred basis.

PORTFOLIO TRANSACTIONS -- Each Fund's respective sub-adviser will place orders to execute securities transactions that are designed to implement such Fund's investment objectives and policies. The sub-adviser uses its reasonable efforts to place all purchase and sale transactions with brokers and dealers ("brokers") that provide "best execution" of these orders. In placing purchase and sale transactions, the sub-adviser may consider brokerage and research services provided by a broker to each sub-adviser or its affiliates, and the Fund may pay a commission for effecting a securities transaction that is in excess of the amount another broker would have charged if the sub-adviser determines in good faith that the amount of commission is reasonable in relation to the value of the brokerage and research services provided by the broker viewed in terms of either that particular transaction or the overall responsibilities of the sub-adviser, with respect to all accounts as to which it exercises investment discretion. Each sub-adviser may use all, none, or some of such information and services in providing investment advisory services to each of the mutual funds under its management, including each Fund. In addition, the sub-adviser also may consider a broker's sale of Fund shares, if the sub-adviser is satisfied that the Fund would receive best execution of the transaction from that broker.

Securities held by the Funds may also be held by other investment advisory clients of a sub-adviser, including other investment companies. When selecting securities for purchase or sale for a Fund, each sub-adviser may at the same time be purchasing or selling the same securities for one or more of such other accounts. Subject to each sub-adviser's obligation to seek best execution, such purchases or sales may be executed simultaneously or "bunched." It is the policy of each sub-adviser not to favor one account over the other. Any purchase or sale orders executed simultaneously are allocated at the average price and as nearly as practicable on a pro rata basis (transaction costs will also generally be shared on a pro rata basis) in proportion to the amounts desired to be purchased or sold by each account. In those instances where it is not practical to allocate purchase or sale orders on a pro rata basis, then the allocation will be made on a rotating or other equitable basis. While it is conceivable that in certain instances this procedure could adversely affect the price or number of shares involved in a Fund's transaction, it is believed that the procedure generally contributes to better overall execution of the Funds' portfolio transactions.

TAXES

FEDERAL TAXES -- You may purchase shares of the Funds only indirectly through the purchase of a variable annuity or variable life insurance contract issued by the respective Insurance Companies. The prospectuses for such variable annuity or variable life insurance contracts describe the federal tax consequences of your purchase or sale of the contract. Please see your tax adviser for further information.

                    FINANCIAL HIGHLIGHTS FOR ACQUIRING FUND
                FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

The financial highlights table is intended to help you understand Acquiring Fund's financial performance for its shares for each period shown. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund assuming reinvestment of all dividends and distributions. The information for the fiscal years ended 12/31 has been audited by PricewaterhouseCoopers LLP, independent certified public accountants, whose report, along with ATSF's financial statements, are included in the ATSF Annual Report, which is available upon request. The information for the period ended 6/30/02 is unaudited and is included in the ATSF Semi-Annual Report, which is also available upon request.

                                           Investment Operations                                    Distributions
                                    ------------------------------------------        --------------------------------------------
                     Net Asset                      Net Realized
                       Value,            Net            and                            From Net       From Net
YEAR OR PERIOD      Beginning of     Investment     Unrealized        Total           Investment       Realized          Total
    ENDED             Period        Income (Loss)   Gain (Loss)     Operations          Income      Capital Gains    Distributions
--------------      ------------    -------------   ------------    ----------        ----------    -------------    -------------


06/30/2002             32.65           (0.05)         (7.38)         (7.43)                --              --               --
12/31/2001             47.34           (0.12)        (13.24)        (13.36)                --           (1.33)           (1.33)
12/31/2000             78.00           (0.14)        (21.10)        (21.24)             (0.10)          (9.32)           (9.42)
12/31/1999             59.94           (0.04)         34.02          33.98              (1.17)         (14.75)          (15.92)
12/31/1998             36.84            0.12          23.49          23.61              (0.09)          (0.42)           (0.51)
12/31/1997             35.00            0.31           5.88           6.19              (0.26)          (4.09)           (4.35)


                                                                                 Ratios/Supplemental Data
                                                              ---------------------------------------------------
                                                               Ratio of Expenses
                                                                   to Average              Net
                                                                 Net Assets (1)         Investment
  YEAR          Net Asset                     Net Assets,     --------------------     Income (Loss)   Portfolio
OR PERIOD     Value, End of     Total       End of Period      Total         Net      to Average Net   Turnover
  ENDED          Period       Return (2)       (000's)        Expense     Expenses      Assets (1)     Rate (2)
----------    -------------   ----------    -------------     -------     --------    --------------   ---------
06/30/2002        25.22        (22.76)%       1,360,294        0.90%        0.90%        (0.37)%       39.13%
12/31/2001        32.65        (28.20)%       1,892,586        0.89%        0.89%        (0.33)%       60.30%
12/31/2000        47.34        (28.94)%       2,957,087        0.82%        0.82%        (0.18)%       49.08%
-----------------------------------------------------------------------------------------------------------------
12/31/1999        78.00         59.67%        4,141,240        0.82%        0.82%        (0.05)%       70.95%
12/31/1998        59.94         64.47%        3,086,057        0.83%        0.83%         0.25%        35.29%
12/31/1997        36.84         17.54%        1,839,453        0.87%        0.87%         0.80%        85.88%


Notes to Financial Highlights

(1) Ratio of Total Expenses, Ratio of Net Expenses and Ratio of Net Investment Income (Loss) to Average Net (1) Assets are annualized for periods of less than one year.

(2) Total Return and Portfolio Turnover rates are not annualized for periods of less than one year.

                                   APPENDIX A

                  FORM OF AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") is adopted as of this 9th day of September 2002, by AEGON/Transamerica Series Fund, Inc. (the "Company") with its principal place of business at 570 Carillon Parkway, St. Petersburg, Florida 33716, on behalf of Janus Growth (the "Acquiring Fund"), a separate series of the Company and Janus Growth II (the "Acquired Fund"), another separate series of the Company.

This Plan is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization (the "Reorganization") will consist of the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for voting shares ($1.00 par value per share) of the Acquiring Fund (the "Acquiring Fund Shares"), the assumption by the Acquiring Fund of all liabilities of the Acquired Fund, and the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Plan.

WHEREAS, the Company is an open-ended registered investment company of the management type and the Acquired Fund owns securities, which generally are assets of the character in which the Acquiring Fund is permitted to invest;

WHEREAS, the Directors of the Company have determined that the exchange of all of the assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquiring Fund and its shareholders and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction; and

WHEREAS, the Directors of the Company also have determined, with respect to the Acquired Fund, that the exchange of all of the assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired Fund and its shareholders and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction;

NOW, THEREFORE, the Company, on behalf of the Acquiring Fund and the Acquired Fund separately, hereby approves the Plan on the following terms and conditions:

1. TRANSFER OF ASSETS OF THE ACQUIRED FUND TO THE ACQUIRING FUND IN EXCHANGE FOR THE ACQUIRING FUND SHARES, THE ASSUMPTION OF ALL ACQUIRED FUND LIABILITIES AND THE LIQUIDATION OF THE ACQUIRED FUND

         1.1 Subject to the requisite approvals of the shareholders of the Acquired Fund and Acquiring Fund and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Company will transfer all of the Acquired Fund's assets, as set forth in paragraph 1.2, to the Acquiring Fund, and the Acquiring Fund agrees in exchange therefor: (i) to deliver to the Acquired Fund the number of full and fractional Acquiring Fund Shares determined by dividing the value of the Acquired Fund's net assets, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Acquiring Fund Share, computed in the manner and as of the time and date set forth in paragraph 2.2; and (ii) to assume all liabilities of the Acquired Fund. Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Closing").

         1.2 The assets of the Acquired Fund to be acquired by the Acquiring Fund shall consist of all assets and property, including, without limitation, all cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the closing date provided for in paragraph 3.1 (the "Closing Date").

         1.3 The Acquired Fund will endeavor to discharge all of its known liabilities and obligations prior to the Closing Date. The Acquiring Fund shall also assume all of the liabilities of the Acquired Fund, whether accrued or contingent, known or unknown, existing at the Valuation Date. On or as soon as practicable prior to the Closing Date, the Acquired Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its investment company taxable income and all of its net realized capital gains, if any, for the period from the close of its last taxable year to the end of the business day on the Closing; and (ii) any undistributed investment company taxable income and net capital gain from any period to the extent not otherwise distributed.

         1.4 Immediately after the transfer of assets provided for in paragraph 1.1, the Acquired Fund will distribute to the Acquired Fund's shareholders of record, determined as of immediately after the close of business on the Closing Date (the "Acquired Fund Shareholders"), on a pro rata basis, the Acquiring Fund Shares received by the Acquired Fund pursuant to paragraph 1.1, and will completely liquidate. Such distribution and liquidation will be accomplished, with respect to the Acquired Fund's shares, by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders. The aggregate net asset value of Acquiring Fund Shares to be so credited to Acquired Fund Shareholders shall be equal to the aggregate net asset value of the Acquired Fund shares owned by such shareholders on the Closing Date. All issued and outstanding shares of the Acquired Fund will simultaneously be canceled on the books of the Acquired Fund, although share certificates representing interests in shares of the Acquired Fund will represent a number of the Acquiring Fund Shares after the Closing Date, as determined in accordance with
                  Section 2.3. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.

         1.5 Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Shares of the Acquiring Fund will be issued in the manner described in the Acquiring Fund's then-current prospectus and statement of additional information.

         1.6 Any reporting responsibility of the Acquired Fund including, but not limited to, the responsibility for filing of regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (the "Commission"), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund.

2.       VALUATION

         2.1 The value of the Acquired Fund's assets to be acquired by the Acquiring Fund hereunder shall be the value of such assets computed as of immediately after the close of business of the New York Stock Exchange and after the declaration of any dividends on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), and the then-current prospectus or statement of additional information with respect to the Acquiring Fund, and valuation procedures established by the Company's Board of Directors.

         2.2 The net asset value of an Acquiring Fund Share shall be the net asset value per share computed as of immediately after the close of business of the New York Stock Exchange and after the declaration of any dividends on the Valuation Date, using the valuation procedures set forth in the Company's Articles of Incorporation and the then-current prospectus or statement of additional information with respect to the Acquiring Fund, and valuation procedures established by the Company's Board of Directors.

         2.3 The number of the Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Acquired Fund's assets shall be determined by dividing the value of the net assets of the Acquired Fund determined using the same valuation procedures referred to in paragraph 2.1, by the net asset value of an Acquiring Fund Share, determined in accordance with paragraph 2.2.

         2.4 All computations of value shall be made by the Acquiring Fund's designated record keeping agent.

3.       CLOSING AND CLOSING DATE

         3.1 The Closing Date shall be April 30, 2003, or such other date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m., Eastern Time. The Closing shall be held at the offices of the Company or at such other time and/or place as the Board of Directors or officers of the Company may designate.

         3.2 The Company shall direct Investors Bank & Trust Company, as custodian for the Acquired Fund (the "Custodian"), to deliver, at the Closing, a certificate of an authorized officer stating that (i) the Acquired Fund's portfolio securities, cash, and any other assets ("Assets") shall have been delivered in proper form to the Acquiring Fund within two business days prior to or on the Closing Date, and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Acquired Fund's portfolio securities represented by a certificate or other written instrument shall be transferred and delivered by the Acquired Fund as of the Closing Date for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Acquired Fund shall direct the Custodian to deliver portfolio securities and instruments deposited with a securities depository, as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended (the "1940 Act") as of the Closing Date by book entry in accordance with the customary practices of such depositories and the custodian for Acquiring Fund.

         3.3 AEGON/Transamerica Fund Services, Inc. ("ATFS"), as administrator for the Acquired Fund (the "Administrator"), shall deliver, on behalf of the Acquired Fund, at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing.

         3.4 In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Directors of the Company, accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

4.       REPRESENTATIONS AND WARRANTIES

         4.1 The Company, on behalf of the Acquired Fund, represents and warrants to the Acquiring Fund as follows:

                  (a) The Acquired Fund is duly organized as a series of the Company, which is a corporation duly organized and validly existing under the laws of the state of Maryland, with power under the Company's Articles of Incorporation to own all of its properties and assets and to carry on its business as it is now being conducted;

                  (b) The Company is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act, and the registration of its shares under the Securities Act of 1933, as amended ("1933 Act"), are in full force and effect;

                  (c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") and the 1940 Act, and such as may be required by state securities laws;

                  (d) The current prospectus and statement of additional information of the Acquired Fund and each prospectus and statement of additional information of the Acquired Fund used during the three years previous to the date of this Plan conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

                  (e) On the Closing Date, the Acquired Fund will have good and marketable title to the Acquired Fund's assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2 and full right, power, and authority to sell, assign, transfer and deliver such assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Acquiring Fund;

                  (f) The Acquired Fund is not engaged currently, and the execution, delivery and performance of this Plan will not result, in (i) a material violation of the Company's Articles of Incorporation or Bylaws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquired Fund is a party or by which it is bound;

                  (g) The Acquired Fund has no material contracts or other commitments (other than this Plan) that will be terminated with liability to it prior to the Closing Date;

                  (h) Except as otherwise disclosed in writing to and accepted by the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Acquired Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquired Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

                  (i) The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of the Acquired Fund at December 31, 2001 have been audited by Ernst & Young LLP, independent accountants. Such statements are in accordance with generally accepted accounting principles ("GAAP") consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) present fairly, in all material respects, the financial condition of the Acquired Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquired Fund required to be reflected on the balance sheet or in the notes thereto;

                  (j) Since December 31, 2001, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund. For the purposes of this subparagraph (j), a decline in net asset value per share of the Acquired Fund due to declines in market values of securities in the Acquired Fund's portfolio, the discharge of Acquired Fund liabilities, or the redemption of Acquired Fund shares by shareholders of the Acquired Fund shall not constitute a material adverse change;

                  (k) On the Closing Date, all Federal and other tax returns and reports of the Acquired Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

                  (l) For each taxable year of its operation (including the taxable year ending on the Closing Date), the Acquired Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has been eligible to and has computed its Federal income tax under Section 852 of the Code, and will have distributed all of its investment company taxable income and net capital gain (as defined in the Code) that has accrued through the Closing Date, and before the Closing Date will have declared dividends sufficient to distribute all of its investment company taxable income and net capital gain for the period ending on the Closing Date;

                  (m) All issued and outstanding shares of the Acquired Fund are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Company and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws. All of the issued and outstanding shares of the Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Acquired Fund, as provided in paragraph 3.3. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of the Acquired Fund, nor is there outstanding any security convertible into any of the Acquired Fund shares;

                  (n) The adoption and performance of this Plan will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Directors of the Company, and, subject to the approval of the shareholders of the Acquired Fund, this Plan will constitute a valid and binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

                  (o) The information to be furnished by the Acquired Fund for use in registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory authority (including the National Association of Securities Dealers, Inc.), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto.

         4.2 The Company, on behalf of the Acquiring Fund, represents and warrants to the Acquired Fund as follows:

                  (a) The Acquiring Fund is duly organized as a series of the Company, which is a corporation duly organized and validly existing under the laws of the state of Maryland, with power under the Company's Articles of Incorporation to own all of its properties and assets and to carry on its business as it is now being conducted;

                  (b) The Company is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act and the registration of its shares under the 1933 Act, including the shares of the Acquiring Fund, are in full force and effect;

                  (c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws;

                  (d) The current prospectus and statement of additional information of the Acquiring Fund and each prospectus and statement of additional information of the Acquiring Fund used during the three years previous to the date of this Plan conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

                  (e) On the Closing Date, the Acquiring Fund will have good and marketable title to the Acquiring Fund's assets, free of any liens of other encumbrances, except those liens or encumbrances as to which the Acquired Fund has received notice and necessary documentation at or prior to the Closing;

                  (f) The Acquiring Fund is not engaged currently, and the execution, delivery and performance of this Plan will not result, in (i) a material violation of the Company's Articles of Incorporation or By-laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Fund is a party or by which it is bound;

                  (g) Except as otherwise disclosed in writing to and accepted by the Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Acquiring Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquiring Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

                  (h) The Statement of Assets and Liabilities, including the Schedule of Investments, at December 31, 2001 of Acquiring Fund, and Statements of Operations and of Changes in Net Assets and the Financial Highlights for the periods then ended, have been audited by PricewaterhouseCoopers LLP, independent certified public accountants. Such statements are in accordance with GAAP consistently applied, and such statements (copies of which have been furnished to Acquired Fund) present fairly, in all material respects, the financial condition of Acquiring Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of Acquiring Fund required to be reflected on the balance sheet or in the notes thereto;

                  (i) Since December 31, 2001, there has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquired Fund. For purposes of this subparagraph (i), a decline in net asset value per share of the Acquiring Fund due to declines in market values of securities in the Acquiring Fund's portfolio, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring Fund Shares by shareholders of the Acquiring Fund, shall not constitute a material adverse change;

                  (j) On the Closing Date, all federal and other tax returns and reports of the Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquiring Fund's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns;

                  (k) For each taxable year of its operation, the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has been eligible to and has computed its Federal income tax under Section 852 of the Code, has distributed all of its investment company taxable income and net capital gain (as defined in the Code) for periods ending prior to the Closing Date, and will do so for the taxable year including the Closing Date;

                  (l) All issued and outstanding Acquiring Fund Shares are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Company and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares;

                  (m) The adoption and performance of this Plan will have been fully authorized prior to the Closing Date by all necessary action, if any, on the part of the Directors of the Company on behalf of the Acquiring Fund and this Plan will constitute a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

                  (n) The Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Plan, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable by the Company;

                  (o) The information to be furnished by the Acquiring Fund for use in the registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto; and

                  (p) That insofar as it relates to Company or the Acquiring Fund, the Registration Statement relating to the Acquiring Fund Shares issuable hereunder, and the proxy materials of the Acquired Fund to be included in the Registration Statement, and any amendment or supplement to the foregoing, will, from the effective date of the Registration Statement through the date of the meeting of shareholders of the Acquired Fund contemplated therein (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading provided, however, that the representations and warranties in this subparagraph (p) shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquired Fund for use therein, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder.

5.       COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND

         5.1 The Acquiring Fund and the Acquired Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.

         5.2 To the extent required by applicable law, the Company will call a meeting of the shareholders of the Acquired Fund to consider and act upon this Plan and to take all other action necessary to obtain approval of the transactions contemplated herein.

         5.3 The Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Plan.

         5.4 The Acquired Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund shares.

         5.5 Subject to the provisions of this Plan, the Acquiring Fund and the Acquired Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Plan.

         5.6 As soon as is reasonably practicable after the Closing, the Acquired Fund will make a liquidating distribution to its shareholders consisting of the Acquiring Fund Shares received at the Closing.

         5.7 The Acquiring Fund and the Acquired Fund shall each use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Plan as promptly as practicable.

         5.8 The Acquired Fund covenants that it will, from time to time, as and when reasonably requested by the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the Acquiring Fund may reasonably deem necessary or desirable in order to vest in and confirm the Acquiring Fund's title to and possession of all the assets and otherwise to carry out the intent and purpose of this Plan.

         5.9 The Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

         The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at the Acquired Fund's election, to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

         6.1 All representations and warranties of the Acquiring Fund and the Company contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

         6.2 The Company and the Acquiring Fund shall have performed all of the covenants and complied with all of the provisions required by this Plan to be performed or complied with by the Company and the Acquiring Fund on or before the Closing Date; and

         6.3 The Acquired Fund and the Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

         The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject, at the Acquiring Fund's election, to the performance by the Acquired Fund of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

         7.1 All representations and warranties of the Company and the Acquired Fund contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

         7.2 The Company and the Acquired Fund shall have performed all of the covenants and complied with all of the provisions required by this Plan to be performed or complied with by the Company or the Acquired Fund on or before the Closing Date;

         7.3 The Acquired Fund and the Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1;

         7.4 The Acquired Fund shall have declared and paid a distribution or distributions prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its investment company taxable income and all of its net realized capital gains, if any, for the period from the close of its last taxable year to 4:00 p.m. Eastern Time on the Closing; and (ii) any undistributed investment company taxable income and net realized capital gains from any period to the extent not otherwise already distributed.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND AND THE ACQUIRED FUND

         If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Acquired Fund or the Acquiring Fund, the other party to this Plan shall, at its option, not be required to consummate the transactions contemplated by this Plan:

         8.1 The Plan and the transactions contemplated herein shall have been approved by the requisite vote, if any, of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of the Company's Articles of Incorporation, By-Laws, applicable Maryland law and the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.1;

         8.2 On the Closing Date, no action, suit or other proceeding shall be pending or, to its knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Plan or the transactions contemplated herein;

         8.3 All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the Acquiring Fund or the Acquired Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund, provided that either party hereto may for itself waive any of such conditions;

         8.4 The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act; and

         8.5 Dechert shall deliver an opinion addressed to the Company substantially to the effect that, based upon certain facts, assumptions, and representations, the transaction contemplated by this Plan shall constitute a tax-free reorganization for federal income tax purposes, unless, based on the circumstances existing at the time of the Closing, Dechert determines that the transaction contemplated by this Plan does not qualify as such. The delivery of such opinion is conditioned upon receipt by Dechert of representations it shall request of the Company. Notwithstanding anything herein to the contrary, the Company may not waive the condition set forth in this paragraph 8.5.

9.       BROKERAGE FEES AND EXPENSES

         9.1 The Acquiring Fund represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

         9.2 The expenses relating to the proposed Reorganization will be paid by Acquiring Fund as of the close of business on the record date for determining the shareholders of the Acquired Fund entitled to vote on the Reorganization. The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, preparation of the Registration Statement, printing and distributing the Acquiring Fund's prospectus and the Acquired Fund's proxy materials, legal fees, accounting fees, securities registration fees, and expenses of holding the shareholders' meeting. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by the other party of such expenses would result in the disqualification of such party as a "regulated investment company" within the meaning of Section 851 of the Code.

10.      ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

         The representations, warranties and covenants contained in this Plan or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing shall survive the Closing.

11.      TERMINATION

         This Plan and the transactions contemplated hereby may be terminated and abandoned by resolution of the Board of Directors, at any time prior to the Closing Date, if circumstances should develop that, in the opinion of the Board, make proceeding with the Plan inadvisable.

12.      AMENDMENTS

         This Plan may be amended, modified or supplemented in such manner as may be set forth in writing by the authorized officers of the Company; provided, however, that following any meeting of the shareholders called by the Acquired Fund pursuant to paragraph 5.2 of this Plan, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Plan to the detriment of such shareholders without their further approval.

13.      HEADINGS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

         13.1 The Article and paragraph headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

         13.2 This Plan shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its principles of conflicts of laws.

         13.3 This Plan shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Plan.

         13.4 It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents, or employees of the Company personally, but shall bind only property of such party. The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of each party.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Plan to be approved on behalf of the Acquiring Fund and the Acquired Fund.

                           AEGON/Transamerica Series Fund, Inc.

                           By: /s/ Brian C. Scott
                              -------------------------------------------------
                           Name: Brian C. Scott
                           Title: President and Chief Executive Officer

                                   APPENDIX B


JANUS GROWTH
....seeks growth of capital.

MARKET ENVIRONMENT

Searching for direction earlier in the year, stocks took a turn for the worse as the six-month period came to a close. Although promising economic data seemed to signal the end of the year-long recession, questions about the credibility of corporate America, threats of terrorism and violence in the Middle East converged to send equity markets lower. Doubts about the strength of the economic recovery and the resilience of U.S. consumers only added to the volatility. Meanwhile, as consumer confidence slipped and unemployment hovered near seven-year highs, the Federal Reserve Board elected to keep interest rates at 40-year lows.

PERFORMANCE

The portfolio lost ground in this challenging environment, lagging its benchmark, the Standard and Poor's 500 Composite Stock Index ("S&P 500"). For the six months ended June 30, 2002, Janus Growth returned (22.76)% compared with (13.15)% returned by the S&P 500.

STRATEGY REVIEW

On the downside, home-improvement retailer The Home Depot, Inc. ("Home Depot") reported that same-store sales came in below projections due to unseasonably cool weather in May. However, June sales heated up along with temperatures and the company reiterated its 18% to 20% annual profit growth target and plans to add 200 stores a year for the next three years. With its solid balance sheet, strong cash flows and merchandising expertise, Home Depot continues to win our confidence.

Elsewhere, we significantly trimmed our position in industrial giant General Electric Company ("GE"), formerly our top holding. A recent visit to GE Power Systems ("GE Power") and further research on our part indicated that GE Power would likely lose some power turbine customers, creating a considerable loss in revenue. Furthermore, because airline traffic has not picked up as quickly as hoped, business at GE Aircraft Engines has continued to sag. Although we believe GE is a phenomenal company in every respect, we have concluded that the time is not right to make a big bet on the stock.

Xilinx, Inc. ("Xilinx") also hindered us. While the semiconductor manufacturer raised its earnings guidance for its fiscal first quarter, the stock slumped on speculation Xilinx would lower expectations for the second quarter amid severe cutbacks in corporate technology budgets. To compound the problem, customers are still working off excess inventories and only placing short-term orders. Even so, we are convinced that Xilinx's franchise value and cutting-edge products will reward us over the long term.

On the upside, AFLAC Incorporated ("AFLAC") impressed us with substantial management changes that brought much-needed improvements in AFLAC Japan, where 70% of the company's revenues are realized. Meanwhile, back in the United States, the nation's leading provider of supplemental insurance continues to gain market share and build its brand.

Bed Bath & Beyond Inc. ("Bed Bath & Beyond") was another winner. A robust housing market and a distinctive approach to merchandising have helped the home furnishings retailer stay well ahead of the competition, including Linens `N' Things and Home Place, which went out of business last year. Shoppers clearly agree, as Bed Bath & Beyond topped quarterly earnings forecasts in June, a trend we expect to continue.

Credit card lender Capital One Financial Corporation ("Capital One") also ended the period up substantially from our purchase price. With 6% of the U.S. credit card market, Capital One is aiming to grow its market share by refining its mail solicitation process to increase responses from so-called "super-prime" prospects.

OUTLOOK

Going forward, as investors grapple with corporate credibility and accounting concerns and terrorist threats, we expect the market to continue to struggle. Because the market has become more myopic and as short-term oriented as we have ever witnessed, we are paying close attention to valuation and making our best efforts to identify near-term catalysts that will drive the stock prices of the companies we own.

EDWARD KEELY
Janus Growth
Portfolio Manager

The views expressed in this commentary on Janus Growth reflect those of the portfolio manager through the period ended June 30, 2002. They do not necessarily represent the views of AEGON/Transamerica Fund Advisers, Inc. ("AEGON/Transamerica Advisers"). Any such views are subject to change at any time based upon market or other conditions and AEGON/Transamerica Advisers disclaims any responsibility to update such views. These views may not be relied upon as investment advice and, because trading decisions are based upon numerous factors, may not be relied upon as an indication of trading intent.

JANUS GROWTH

....we are paying close attention to valuation and making our best efforts to identify near-term catalysts that will drive the stock prices of the companies we own.

Comparison of change in value of $ 10,000 investment in AEGON/Transamerica Series Fund, Inc. Janus Growth and the Standard and Poor's 500 Composite Stock Index.

PORTFOLIO AVERAGE ANNUAL TOTAL RETURN
AS OF JUNE 30, 2002
1 Year 5 Years 10 Years From Inception*
(33.98)% 1.76% 8.27% 12.56%

* Inception 10/02/1986

(1) Source: Standard & Poor's Micropal(R)(C) Micropal, Inc. 2002 - 1-800-596-5323 - http://www.micropal.com.

The portfolio's investment return and net asset value per share will fluctuate. Past performance does not guarantee future results. Investor's units, when redeemed, may be worth more or less than their original cost.

This performance information must be accompanied by the quarterly performance reports as of the most recent calendar quarter for the appropriate variable annuity products showing average annual total returns of the respective products, net of fees and charges, including mortality and expense risk charge.

For variable universal life insurance, please refer to the hypothetical illustrations in the prospectus, which show the effect on performance of all charges that may apply to a policy. You may wish to obtain a personalized illustration, which reflects all the charges that apply to a policy.


FIVE LARGEST HOLDINGS (% OF NET ASSETS)
Viacom, Inc. - Class B 6.90%
eBay Inc. 5.67%
Medtronic, Inc. 5.08%
Cisco Systems, Inc. 5.06%
Home Depot, Inc. (The) 4.82%

FIVE LARGEST INDUSTRIES (% OF NET ASSETS)
Pharmaceuticals 12.40%
Communication 11.00%
Business Services 9.21%
Electronic Components & Accessories 7.04%
Medical Instruments & Supplies 5.08%

EQUITY MATRIX

GROWTH: An investment style in which the Portfolio Manager looks for equity securities with present and anticipated high rates of earnings growth. Per-share price is not emphasized as much as it is in value investing.

LARGE CAPITALIZATION: Largest 5% of the top 5,000 U.S. stocks in terms of market value.

This material must be preceded or accompanied by the Fund's current prospectus.

JANUS GROWTH
....seeks growth of capital.

MARKET ENVIRONMENT

Equity markets ended the year much as they began, with weakening capital spending, dwindling corporate profits and sweeping job layoffs weighing on stocks across the board. A second-quarter rebound belied the fact that a number of companies, particularly those in technology and telecommunications, continued to struggle. A glut of excess inventory further fueled a negative outlook for near-term profits.

In hindsight, investors underestimated signs the economy was weakening. The September 11th attacks exacerbated the uncertainty and what had started as an orderly retreat quickly became a market rout. The Federal Reserve Board, meanwhile, slashed interest rates to 40-year lows; and toward the end of the year, investor optimism for a recovery increased even as economists confirmed a recession. Although stocks advanced during the fourth quarter, these gains failed to offset earlier losses, and all three major market measures ended in the red for the second consecutive year.

PERFORMANCE

Against this tumultuous backdrop, for the year ended December 31, 2001, Janus Growth returned (28.20)% while its benchmark, the Standard and Poor's 500 Composite Stock Index returned (11.89)%.

STRATEGY REVIEW

Hindering our performance was Cisco Systems, Inc. ("Cisco"), the leading manufacturer of computer networking equipment. As sales slumped amid a cooling economy and a slowdown in telecommunications spending, the firm added functionality to current products, lowered prices, reorganized top management and reevaluated its strategic objectives. What's more, Cisco has emerged as the leader in wireless LAN with its Aironet product that allows users to operate their laptop computers without being physically connected to a network. Orders are currently meeting expectations and the company is gaining market share, so we remain upbeat about Cisco's potential.

In technology, our position in Brocade Communications Systems, Inc. ("Brocade") proved a disappointment. However, despite suffering a fiscal fourth-quarter loss as customers trimmed purchases, the maker of data-storage switches reported it expected sales and revenues for the current quarter to be flat or to improve. While we believe Brocade's fundamentals are solid, the fact that its executives sold a substantial number of shares as the company announced a large debt offering raised a red flag for us. Consequently, we plan to keep a close eye on Brocade.

AOL Time Warner Inc. ("AOL") also retreated as rumors that the media and entertainment giant would buy AT&T Broadband worked against it. While AOL's advertising sales have slipped roughly 8 % this year, subscription growth and free cash flow remain strong.

Turning in a strong positive performance was Internet auctioneer eBay Inc.("eBay"). While mounting job losses forced many Americans to tighten their belts, eBay proved virtually immune to the economic slowdown, benefiting as shoppers sought out bargains using the site's fixed-price format. eBay has one of the most transparent business models of any company we have observed, which gives us great confidence that the auctioneer will handily beat revenue and earnings-per-share estimates for the upcoming quarter.

During the period, we sold or trimmed several holdings as they met our price targets, including VERITAS Software Corporation and Nokia Oyj - ADR. Meanwhile, we initiated new positions in Oracle Corporation, Openwave Systems, Inc. and McDATA Corporation - Class B.

OUTLOOK

Looking ahead, we believe low interest rates and inflation, proposed fiscal stimulus and an already-enacted tax-cut package will help pave the way for robust economic and corporate earnings growth in 2002. Our prediction is that four quarters from now we will all be pleasantly surprised by how strongly the market has bounced back.

EDWARD KEELY
Janus Growth
Portfolio Manager

The views expressed in this commentary on Janus Growth reflect those of the portfolio manager through the year ended December 31, 2001. They do not necessarily represent the views of AEGON/Transamerica Fund Advisers, Inc. ("AEGON/Transamerica Advisers"). Any such views are subject to change at any time based upon market or other conditions and AEGON/Transamerica Advisers disclaims any responsibility to update such views. These views may not be relied upon as investment advice and, because trading decisions are based upon numerous factors, may not be relied upon as an indication of trading intent.

JANUS GROWTH

Our prediction is that four quarters from now we will all be pleasantly surprised by how strongly the market has bounced back.

Comparison of change in value of $ 10,000 investment in AEGON/Transamerica Series Fund, Inc. Janus Growth and the Standard and Poor's 500 Composite Stock Index.

PORTFOLIO AVERAGE ANNUAL TOTAL RETURN
AS OF DECEMBER 31, 2001
1 Year 5 Years 10 Years From Inception*
(28.20)% 9.51 % 10.31 % 14.93 %

* Inception 10/02/1986

The portfolio's investment return and net asset value per share will fluctuate. Past performance does not guarantee future results. Investor's units, when redeemed, may be worth more or less than their original cost.

This performance information must be accompanied by the quarterly performance reports as of the most recent calendar quarter for the appropriate variable annuity products showing average annual total returns of the respective products, net of fees and charges, including mortality and expense risk charge.

For variable universal life insurance, please refer to the hypothetical illustrations in the prospectus, which show the effect on performance of all charges that may apply to a policy. You may wish to obtain a personalized illustration, which reflects all the charges that apply to a policy.


FIVE LARGEST HOLDINGS (% OF NET ASSETS)
General Electric Company 9.42 %
Viacom, Inc. - Class B 4.94 %
AOL Time Warner Inc. 4.93 %
eBay Inc. 4.78 %
Cisco Systems, Inc. 4.59 %

FIVE LARGEST INDUSTRIES (% OF NET ASSETS)
Communication 11.27 %
Computer & Data Processing Services 10.93 %
Electronic Components & Accessories 10.51 %
Electronic & Other Electric Equipment 9.42 %
Pharmaceuticals 8.23 %

EQUITY MATRIX

GROWTH: An investment style in which the Portfolio Manager looks for equity securities with present and anticipated high rates of earnings growth. Per-share price is not emphasized as much as it is in value investing.

LARGE CAPITALIZATION: Largest 5 % of the top 5,000 U.S. stocks in terms of market value.

This material must be preceded or accompanied by the Fund's current prospectus.

                                     PART B

                      AEGON/Transamerica Series Fund, Inc.

                      Statement of Additional Information
                           ____________________, 2003

Acquisition of the Assets and                By and in Exchange for Shares
Liabilities of Janus Growth II               of Janus Growth
(the "Acquired Fund")                        (the "Acquiring Fund")
570 Carillon Parkway                         570 Carillon Parkway
St. Petersburg, Florida 33716                St. Petersburg, Florida 33716


This Statement of Additional Information is available to the Policyowners of (Janus Growth II Acquired Fund in connection with a proposed transaction whereby all of the assets and liabilities of Acquired Fund will be transferred to Janus Growth Acquiring Fund) in exchange for shares of Acquiring Fund.


This Statement of Additional Information of Acquiring Fund consists of this cover page and the following documents, each of which, was filed electronically with the Securities and Exchange Commission and is incorporated by reference herein:

1. The Statement of Additional Information for AEGON/Transamerica Series Fund, Inc. dated May 1, 2002.

2. The Financial Statements of Acquiring Fund as included in the AEGON/Transamerica Series Fund Inc.'s Annual Report filed on Form N-30(d) for the year ended December 31, 2001, Registration No. _________ (filed February 26, 2002).

3. The Financial Statements of Acquired Fund as included in the Endeavor Series Trust's Annual Report filed on Form N-30(d) for the year ended December 31, 2001, Registration No. _________ (filed March 5, 2002).


4. The Financial Statements of Acquired Fund and Acquiring Fund as included in the AEGON/Transamerica Series Fund, Inc. Semi-Annual Report filed on Form N-30(d) for the six-month period ended June 30, 2002, Registration No. _______________ (filed August 26, 2002).

This Statement of Additional Information is not a prospectus. A Proxy Statement/Prospectus dated _____, 2003 relating to the reorganization of Acquired Fund may be obtained, without charge, by writing to AEGON/Transamerica Series Fund, Inc., 570 Carillon Parkway, St. Petersburg, Florida 33716, or calling (800) 851-9777. This Statement of Additional Information should be read in conjunction with the Proxy Statement/Prospectus. You may also obtain a copy of AEGON/Transamerica's Annual and Semi-Annual Reports, without charge, by writing or calling the above.

AEGON/TRANSAMERICA SERIES FUND, INC.
PRO FORMA SCHEDULE OF INVESTMENTS
AT JUNE 30, 2002
(ALL AMOUNTS EXCEPT SHARE AMOUNTS IN THOUSANDS)
(UNAUDITED)

                                                         JANUS GROWTH               JANUS GROWTH II           PRO FORMA PORTFOLIO
                                                     ---------------------       ---------------------       ----------------------
                                                     NUMBER OF    MARKET         NUMBER OF      MARKET       NUMBER OF      MARKET
                                                      SHARES       VALUE          SHARES        VALUE         SHARES        VALUE
                                                     ---------   ---------       ---------     -------       ---------    ---------

COMMON STOCKS
        AMUSEMENT & RECREATION SERVICES
     Mandalay Resort Group (a)(b)                     700,955    $  19,325        154,375      $ 4,256        855,330     $  23,581
     MGM MIRAGE (a)(b)                                436,865       14,744         97,380        3,287        534,245        18,031

        AUTOMOTIVE
     Harley-Davidson,                                 317,095       16,257         69,795        3,578        386,890        19,835
     Inc

        BUSINESS SERVICES
     Clear Channel Communications, Inc. (a)         1,504,020       48,159        331,105       10,602      1,835,125        58,761
     eBay Inc. (a)(b)                               1,252,334       77,168        275,916       17,002      1,528,250        94,170

        CHEMICALS & ALLIED PRODUCTS
     Colgate-Palmolive Company                        520,530       26,053        114,670        5,739        635,200        31,792

        COMMERCIAL BANKS
     Citigroup Inc.                                   428,330       16,598         97,200        3,767        525,530        20,365
     Morgan Chase & Co. (J.P.)                        624,400       21,180        139,300        4,725        763,700        25,905

        COMMUNICATION
     Liberty Media Corporation - Class A (a)        5,580,107       55,801      1,236,528       12,365      6,816,635        68,166
     Viacom, Inc. - Class B (a)                     2,115,960       93,884        512,710       22,749      2,628,670       116,633

        COMPUTER & DATA PROCESSING SERVICES
     AOL Time Warner Inc. (a)(b)                      892,759       13,132        196,483        2,890      1,089,242        16,022
     Cerner Corporation (a)(b)                        477,420       22,835        106,510        5,094        583,930        27,929

        COMPUTER & OFFICE EQUIPMENT
     Cisco Systems, Inc. (a)                        4,933,960       68,829      1,158,795       16,165      6,092,755        84,994

        ELECTRONIC & OTHER ELECTRIC EQUIPMENT
     Emerson Electric Co. (b)                         135,540        7,253         29,860        1,598        165,400         8,851
     General Electric Company                         550,105       15,981        121,160        3,520        671,265        19,501

        ELECTRONIC COMPONENTS & ACCESSORIES
     Celestica Inc. (U.S.) (a)(b)                     538,755       12,235        118,730        2,696        657,485        14,931
     Maxim Integrated Products (a)                  1,040,823       39,895        246,048        9,431      1,286,871        49,326
     Xilinx, Inc. (a)                               1,943,000       43,581        399,432        8,959      2,342,432        52,540

        FURNITURE & HOME FURNISHINGS STORES
     Bed Bath & Beyond Inc. (a)                       472,055       17,815        105,415        3,978        577,470        21,793

        INDUSTRIAL MACHINERY & EQUIPMENT
     ASM Lithography Holding NV -
     NY Registered Shares (a)(b)                    1,476,425       22,324        340,220        5,144      1,816,645        27,468

        INSTRUMENTS & RELATED PRODUCTS
     Teradyne, Inc. (a)                               867,620       20,389        195,170        4,586      1,062,790        24,975

        INSURANCE
     AFLAC Incorporated                               675,550       21,618        152,790        4,889        828,340        26,507

        INSURANCE AGENTS, BROKERS  & SERVICE
     Marsh & McLennan Companies, Inc.                 168,930       16,319         37,215        3,595        206,145        19,914


        LUMBER & OTHER BUILDING MATERIALS
     Home Depot, Inc. (The)                         1,785,378       65,577        401,432       14,745      2,186,810        80,322

        MEDICAL INSTRUMENTS & SUPPLIES
     Medtronic, Inc.                                1,611,835       69,066        357,680       15,327      1,969,515        84,393

        PERSONAL CREDIT INSTITUTIONS
     Capital One Financial Corporation (b)            580,230       35,423        127,700        7,796        707,930        43,219

        PERSONAL SERVICES
     Cendant Corp. (a)(b)                           1,214,105       19,280        267,475        4,248      1,481,580        23,528

        PHARMACEUTICALS
     Allergan, Inc.                                   363,670       24,275         80,155        5,350        443,825        29,625
     Amgen Inc. (a)                                   918,955       38,486        202,435        8,478      1,121,390        46,964
     Forest Laboratories, Inc. (a)                    344,215       24,370         75,860        5,371        420,075        29,741
     Genentech, Inc. (a)                              687,275       23,024        154,355        5,171        841,630        28,195
     McKesson HBOC, Inc.                              806,080       26,359        179,945        5,884        986,025        32,243
     Teva Pharmaceutical Industries Ltd. -
       ADR (b)                                        264,499       17,663         58,265        3,891        322,764        21,554

     Wyeth                                            282,190       14,448         62,160        3,183        344,350        17,631

        RETAIL TRADE
     Amazon.com, Inc. (a)(b)                          812,230       13,199        179,885        2,923        992,115        16,122
     Staples, Inc. (a)                                762,170       15,015        167,900        3,308        930,070        18,323
     Tiffany & Co. (b)                                930,155       32,741        209,990        7,392      1,140,145        40,133

        SECURITY & COMMODITY BROKERS
     Merrill Lynch & Co., Inc.                        982,630       39,797        219,355        8,884      1,201,985        48,681
     Schwab (Charles) Corporation (The)             1,984,250       22,224        453,245        5,076      2,437,495        27,300

        U.S. GOVERNMENT AGENCIES
     Fannie Mae                                       247,265       18,236         54,470        4,017        301,735        22,253

        VARIETY STORES
     Costco Wholesale Corporation (a)(b)              441,653       17,057         86,557        3,343        528,210        20,400

        WATER TRANSPORTATION
     Royal Caribbean Cruises Ltd. (b)                 616,715       12,026        135,730        2,647        752,445        14,673
                                                                 ---------                     -------                    ---------

       Total Common Stocks                                       1,239,641                     277,649                    1,517,290
                                                                 ---------                     -------                    ---------


                                          PRINCIPAL      MARKET        PRINCIPAL     MARKET      PRINCIPAL       MARKET
                                           AMOUNT        VALUE          AMOUNT       VALUE        AMOUNT         VALUE
                                          ---------      ------        ---------     ------      ---------       ------

SHORT-TERM U.S. GOVERNMENT
     OBLIGATIONS

     Fannie Mae
        3.48%, due 07/26/2002              15,000      $   14,961           --            --      $15,000      $   14,961
     Federal Home Loan Bank
        1.68%, due 07/01/2002              25,000          24,998           --            --       25,000          24,998
        1.69%, due 07/05/2002              15,000          14,996           --            --       15,000          14,996
        1.69%, due 07/10/2002                                          $10,000      $  9,995       10,000           9,995
                                                       ----------                   --------                   ----------

     Total Short-Term U.S. Government
        Obligations                                        54,955                      9,995                       64,950
                                                       ----------                   --------                   ----------


COMMERCIAL PAPER

     Citigroup Inc.
        1.85%, due 07/01/2002              48,300          48,294        9,600         9,599       57,900          57,893
     Federal Farm Credit Bank
        1.71%, due 08/08/2002              15,000          14,972           --            --       15,000          14,972
                                                       ----------                   --------                   ----------

     Total Commercial Paper                                63,266                      9,599                       72,865
                                                       ----------                   --------                   ----------

     Total Investment Securities                       $1,357,862                   $297,243                   $1,655,105
                                                       ==========                   ========                   ==========


SUMMARY
  Investments, at market value....................     99.82%     $1,357,862      99.37%    $297,243     99.74%     $1,655,105
  Other assets in excess of liabilities...........      0.18%          2,432       0.63%       1,871      0.26%          4,303
                                                      -------     ----------     -------    --------    -------     ----------
                                                      100.00%     $1,360,294     100.00%    $299,114    100.00%     $1,659,408


NOTES TO SCHEDULE OF INVESTMENTS:

(a)      No dividends were paid during the preceding twelve months.


(b) At June 30, 2002, all or portion of this security is on loan. The market value at June 30, 2002 of all securities on loan is $109,856. Cash collateral for securities on loan shown in the Statement of Assets and Liabilities are invested in the following:


                                         Janus            Janus          Pro Forma
                                         Growth         Growth II        Portfolio
                                       --------      ------------      -----------
Bank Notes                              $  4,716      $  4,296         $   9,012
Commercial Paper                           3,883         1,842             5,725
Eurodollar Term Note                         528           100               628
Master Notes                                  --            --                --
Money Market Funds                         6,180         3,652             9,832
Tri-Party Corporate                       80,951         8,412            89,363
                                        --------      --------         ---------
                                        $ 96,258      $ 18,302         $ 114,560
                                        ========      ========         =========


Definitions:  ADR  American Depositary Receipt

Amounts shown as "-" represent amounts that are zero or those that round to less than $1,000.

THE NOTES TO THE PRO-FORMA FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THIS REPORT.

AEGON/TRANSAMERICA SERIES FUND, INC.
PRO FORMA STATEMENT OF ASSETS AND LIABILITIES
AT JUNE 30, 2002
(ALL AMOUNTS EXCEPT SHARE AMOUNTS IN THOUSANDS)
(UNAUDITED)


                                                                                                          Consolidated
                                                                Janus           Janus                      Pro Forma
                                                               Growth          Growth II    Adjustments    Portfolio
                                                             -----------       ---------    -----------   ------------

ASSETS:

    Investments in securities, at cost                       $ 1,590,221       $ 367,683       $  --      $ 1,957,904
                                                             ===========       =========       =====      ===========

    Investments in securities, at market value               $ 1,357,862       $ 297,243       $  --      $ 1,655,105
    Cash                                                              --             105          --              105
    Cash collateral for securities on loan                        96,258          18,302          --          114,560
    Receivables:
Securities sold                                                    5,088           2,338          --            7,426
Interest                                                              43               7          --               50
Dividends                                                            185              41          --              226
Dividend reclaims receivable                                           7              --          --                7
Foreign currency contracts                                            --              --          --               --
Other                                                                353              89          --              442
                                                             -----------       ---------       -----      -----------

     Total assets                                              1,459,796         318,125          --        1,777,921
                                                             -----------       ---------       -----      -----------

Liabilities:

    Securities purchased                                           1,675             360          --            2,035
    Accounts payable and accrued liabilities:
Investment advisory fees                                             949             209          --            1,158
Due to custodian                                                     199              --          --              199
Dividends to shareholders                                             --              --          --               --
Deposits for securities on loan                                   96,258          18,302          --          114,560
Foreign currency contracts                                            --              --          --               --
Other accrued liabilities                                            421             140          --              561
                                                             -----------       ---------       -----      -----------

     Total liabilities                                            99,502          19,011          --          118,513
                                                             -----------       ---------       -----      -----------

        Net assets                                           $ 1,360,294       $ 299,114       $  --      $ 1,659,408
                                                             ===========       =========       =====      ===========

Net Assets Consists of:

    Capital stock shares authorized                              100,000          75,000          --          100,000
                                                             ===========       =========       =====      ===========

    Capital stock ($.01 par value)                           $       539       $      83       $  36(a)   $       658
    Additional paid-in capital                                 2,234,096         652,326         (36)(a)    2,886,386
    Accumulated net investment income (loss)                      (3,102)           (794)         --           (3,896)
    Accumulated realized gain (loss) on
       investment securities and foreign currency
       transactions                                             (638,880)       (282,061)         --         (920,941)
    Net unrealized appreciation (depreciation) on:
Investment securities                                           (232,359)        (70,440)         --         (302,799)
Foreign currency transactions                                         --              --          --               --
                                                             -----------       ---------       -----      -----------

    Net assets applicable to outstanding shares
       of capital                                            $ 1,360,294       $ 299,114       $  --      $ 1,659,408
                                                             ===========       =========       =====      ===========

    Shares outstanding                                            53,948           8,306       3,552(a)        65,806
                                                             ===========       =========       =====      ===========

    Net asset value and offering price per share             $     25.22       $   36.01       $  --      $     25.22
                                                             ===========       =========       =====      ===========


Amounts shown as "-" represent amounts that are zero or those that round to less than $1,000.

The notes to the pro-forma financial statements are an integral part of this report.

AEGON/TRANSAMERICA SERIES FUND, INC.
PRO FORMA STATEMENT OF OPERATIONS
TWELVE-MONTHS ENDED JUNE 30, 2002
(ALL AMOUNTS IN THOUSANDS) UNAUDITED)


                                                                                                              Consolidated
                                                                  Janus          Janus                         Pro Forma
                                                                 Growth         Growth II    Adjustments       Portfolio
                                                                ---------       ---------    -----------      ------------

   INVESTMENT INCOME:
       Interest                                                 $   3,273       $     563       $  --          $   3,836
       Dividends                                                    6,320           1,425          --              7,745
       Income from Securities Lending                                 244              27          --                271
       Foreign tax withheld                                           (36)            (16)         --                (52)
                                                                ---------       ---------       -----          ---------
           Total investment income                                  9,801           1,999          --             11,800
                                                                ---------       ---------       -----          ---------

   EXPENSES:
       Investment advisory fees                                    14,239           3,266          --             17,505
       Printing and shareholder reports                             1,220              31        (379)(b)            872
       Custody fees                                                   262              47         (23)(c)            286
       Administrative service fees                                    305              81        (346)(d)             40
       Marketing fees paid indirectly                                  --             106        (106)(e)             --
       Legal fees                                                     108              16          --                124
       Auditing and accounting fees                                    30              36         (28)(f)             38
       Directors fees                                                  73              67         (58)(g)             82
       Other fees                                                     154              69          --                223
                                                                ---------       ---------       -----          ---------
           Total expenses                                          16,391           3,719        (211)            19,899

      Less:
           Advisory fee waiver and expense
              reimbursement                                            --              29         (29)(h)             --
           Fees paid indirectly                                        --             106        (106)(e)             --
                                                                ---------       ---------       -----          ---------
  Net expenses                                                     16,391           3,584         (76)            19,899
                                                                ---------       ---------       -----          ---------

       Net investment income (loss)                                (6,590)         (1,585)         76             (8,099)
                                                                ---------       ---------       -----          ---------

   REALIZED AND UNREALIZED GAIN (LOSS):
       Net realized gain (loss) on:
Investment securities                                            (345,724)       (162,677)         --           (508,401)
Foreign currency transactions                                          88              (6)         --                 82
                                                                ---------       ---------       -----          ---------

   Total net realized gain (loss)                                (345,636)       (162,683)         --           (508,319)
                                                                ---------       ---------       -----          ---------

      Change in unrealized appreciation (depreciation) on:
Investment securities                                            (419,665)        (16,811)         --           (436,476)
Foreign currency transactions                                      (1,322)           (297)         --             (1,619)
                                                                ---------       ---------       -----          ---------


   Total change in unrealized appreciation
       (depreciation)                                            (420,987)        (17,108)         --           (438,095)
                                                                ---------       ---------       -----          ---------

      Net gain (loss) on investment securities and
         foreign currency transactions                           (766,623)       (179,791)         --           (946,414)
                                                                ---------       ---------       -----          ---------

Net increase (decrease) in net assets resulting
   from operations                                              $(773,213)      $(181,376)      $  76          $(954,513)
                                                                =========       =========       =====          =========


Amounts shown as "-" represent amounts that are zero or those that round to less than $1,000.

The notes to the pro-forma financial statements are an integral part of this report.

REORGANIZATION BETWEEN JANUS GROWTH II AND JANUS GROWTH

PRO FORMA NOTES TO THE FINANCIAL STATEMENTS

At June 30, 2002
(all amounts in thousands)
(unaudited)

NOTE 1 - GENERAL

The accompanying unaudited pro forma financial statements are presented to show the effect of the proposed transfer of substantially all of the assets of the Janus Growth II portfolio (the "Portfolio") to the Janus Growth portfolio (the "Acquiring Portfolio") in exchange for shares of the Acquiring Portfolio and the assumption by the Acquiring Portfolio of substantially all of the liabilities of the Portfolio as described elsewhere in this proxy statement/prospectus.

The "Pro Forma Portfolio" as identified in these financial statements represents the combined portfolio after the merger, with the Acquiring Portfolio treated as the accounting survivor for financial reporting purposes. Management believes the Acquiring Portfolio to be the accounting survivor because this portfolio's investment objective/style, fee and expense structure, and sub-advisor/portfolio manager would all remain in tact with the combined portfolio.

Under the terms of the Agreement and Plan of Reorganization, the exchange of assets of the Portfolio for shares of the Acquiring Portfolio will be treated as a tax-free reorganization and accordingly will be accounted for as a tax-free reorganization. The acquisition would be accomplished by an acquisition of the net assets of the Portfolio in exchange for shares of the Acquiring Portfolio at net asset value. The unaudited pro forma Schedule of Investments and the unaudited Pro Forma Statement of Assets and Liabilities have been prepared as though the acquisition had been effective on June 30, 2002. The unaudited pro forma Statement of Operations has been prepared as though the acquisition had been effective July 1, 2001 to report operations for the twelve months ended June 30, 2002.

The accompanying pro forma financial statements should be read in conjunction with the financial statements and portfolio of investments of the Portfolio and the Acquiring Portfolio, which are included in their respective semi-annual reports dated June 30, 2002.

NOTE 2  - PRO FORMA ADJUSTMENTS

The Pro Forma adjustments below reflect the impact of the merger.

(a) To adjust shares outstanding of the Pro Forma Portfolio based on combining the Portfolio at the Acquiring Portfolio's net asset value.

(b) To remove printing and shareholder reports expenses that will not be incurred by the Pro Forma Portfolio.

(c)      To remove duplicate Custody fees.

(d) To remove Administrative service fees that will not be incurred by the Pro Forma Portfolio.

(e) To remove Marketing fees paid indirectly and Fees paid indirectly which will not be incurred by the Acquiring Portfolio.

(f)      To remove duplicate Auditing and accounting fees.

(g)      To remove duplicate Directors fees.

(h) To remove Advisory fee waiver and expense reimbursements which will not be incurred by the Acquiring Portfolio.

No adjustments have been made to investments owned on the Schedules of Investments as the investments of the Pro Forma Portfolio are suitable and do not violate the investment objectives of the Acquiring Portfolio.

NOTE 3  -  INVESTMENT ADVISORY AND OTHER TRANSACTIONS

AEGON/Transamerica Fund Advisers, Inc. ("AEGON/Transamerica Advisers") is the investment adviser for the Acquiring Portfolio. AEGON/Transamerica Fund Services, Inc. ("AEGON/Transamerica Services") provides the Acquiring Portfolio with administrative and transfer agency services. AFSG Securities Corporation ("AFSG") is the Acquiring Portfolio's distributor. AEGON/Transamerica Advisers and AEGON/Transamerica Services are wholly owned subsidiaries of Western Reserve Life Assurance Co. of Ohio ("WRL"). WRL is an indirect wholly owned subsidiary of AEGON NV, a Netherlands corporation. AFSG is an affiliate of AEGON/Transamerica Advisers.

INVESTMENT ADVISORY FEES

The Acquiring Fund pays advisory fees at the following annual rate to AEGON/Transamerica Advisers as a percentage of the average daily net assets of the Acquiring Fund. AEGON/Transamerica Advisers currently voluntarily waives its advisory fees to the extent the Acquiring Fund's normal operating expenses exceed the stated annual limit.

         ADVISORY FEE              EXPENSE LIMIT
         ------------              -------------
            0.80%                      1.00%*

* If the Reorganization is approved, the expense cap of Acquiring Fund will be lowered to 0.85% on May 1, 2003, upon effectiveness of the merger.

                                     PART C

                                OTHER INFORMATION

ITEM 15. INDEMNIFICATION

A policy of insurance covering ATFA, its subsidiaries, AFSG and all of the registered investment companies advised by ATFA insures the Registrant's directors and officers and others against liability arising by reason of an alleged breach of duty caused by any negligent act, error or accidental omission in the scope of their duties.

Article VI of the Registrant's By-Laws provides in relevant part as follows:

         Each director, officer, or employee (and his heirs, executors and administrators) shall be indemnified by the Corporation against all liability and expense incurred by reason of the fact that he is or was a director, officer or employee of the corporation, to the full extent and in any manner permitted by Maryland law, as in effect at any time, provided that nothing herein shall be construed to protect any director, officer or employee against any liability to the corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct"). No indemnification of a director, officer or employee shall be made pursuant to the preceding sentence unless there has been (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified ("indemnity") was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnity was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of directors who are neither "interested persons" of the corporation, as defined in Section 2(a)(19) of the Investment Company Act of 1940, nor parties to the proceeding ("non-interested, non-party directors"), or (ii) an independent legal counsel in a written opinion. Reasonable expenses incurred by each such director, officer or employee may be paid by the corporation in advance of the final disposition of any proceeding to which such person is a party, to the full extent and under the circumstances permitted by Maryland law, provided that such person undertakes to repay the advance unless it is ultimately determined that he is entitled to indemnification and either (i) he provides security for his undertaking, (ii) the corporation is insured against losses by reason of any lawful advances or (iii) a majority of a quorum of the non-interested, non-party directors, or an independent legal counsel in a written opinion, determines, based on a review of readily available facts, and there is reason to believe that such person ultimately will be found entitled to indemnification. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against such liability under the provisions of this Article VI.

Item 16. Exhibits

(1) Articles of Incorporation and all amendments are incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File 33-507), Post Effective Amendment No. 23 as filed with the SEC on April 19, 1996.
(2) Bylaws are incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File 33-507), Post-Effective Amendment No. 25 as filed with the SEC on October 17, 1996.
(3)      Not Applicable
(4) Agreement and Plan of Reorganization is filed herewith as Appendix A to the Proxy Statement/Prospectus.
(5) See Exhibits 1 and 2 Investment Advisory Agreement incorporated herein by reference to Registrant's Registration Statement on Form
(6) N-1A (File 33-507), Post-Effective Amendment No. 36 as filed with the SEC on April 27, 1999.
(7) Distribution Agreement is incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File 33-507), Post-Effective Amendment No. 36 as filed with the SEC on April 27, 1999.
(8) Directors' Deferred Compensation Plan is incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 33-507), Post-Effective Amendment No. 23 as filed with the SEC on April 19, 1996.
(9) Form of Custodian Agreement with Investors Bank & Trust Company is incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File 33-507), Post-Effective Amendment No. 26 as filed with the SEC on December 26, 1996.

(10) (a) Brokerage Enhancement Plan is incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File 33-507), Post-Effective Amendment No. 53 as filed with the SEC on August 16, 2002.
         (b) Distribution Plan is incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File 33-507), Post-Effective Amendment No. 29 as filed with the SEC on June 30, 1997.
         (c) Expense Limitation Agreement is incorporated herein by reference to the Registrant's initial Registration Statement on Form N-14 (File No. 333-102678), as filed with the SEC on January 23, 2003.
(11)     Opinion of Counsel is filed herewith.
(12) Opinion and Consent of Counsel supporting tax matters and consequences (to be filed by amendment).
(13) Administrative Services Agreement is incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File 33-507), Post-Effective Amendment No. 26 as filed with the SEC on December 26, 1996.
(14)     Consent of Independent Certified Public Accountants is filed herewith.
(15)     Not Applicable
(16) Powers of Attorney for the Registrant are incorporated herein by reference to the Registrant's initial Registration Statement on Form N-14 (File No. 333-102678), as filed with the SEC on January 23, 2003.
(17) (a) Form of Voting Instruction Form is incorporated herein by reference to the Registrant's initial Registration Statement on Form N-14 (File No. 333-102678), as filed with the SEC on January 23, 2003.
         (b) The Registrant's Annual Report, dated December 31, 2001, and Semi-Annual Report Dated June 30, 2002, are incorporated herein by reference.


Item 17. Undertakings

1. The undersigned registrant agrees that prior to any public reoffering of the securities registered through the use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act 17 CFR 230.145(c), the reoffering prospectus will contain the information called for by the applicable registration form for reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

2. The undersigned registrant agrees that every prospectus that is filed under paragraph (1) above will be filed as a part of an amendment to the registration statement and will not be used until the amendment is effective, and that, in determining any liability under the 1933 Act, each post-effective amendment shall be deemed to be a new registration statement for the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of them.

3. The undersigned registrant undertakes to file a post-effective amendment to this registration statement upon the closing of the Reorganization described in this registration statement that contains an opinion of counsel supporting the tax matters discussed in this registration statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form N-14 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg and State of Florida on the 27th day of February, 2003.

                                AEGON/TRANSAMERICA SERIES FUND, INC.

                                By:    /s/ Brian C. Scott
                                       -----------------------------------------
                                       Brian C. Scott*
                                       President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                                              Title                                            Date
             ---------                                              -----                                            ----
/s/ Brian C. Scott                                   President and Chief Executive Officer                     February 26, 2003
-------------------------------------
Brian C. Scott*

/s/ John R. Kenney                                          Director and Chairman                              February 26, 2003
-------------------------------------
John R. Kenney*

/s/ Peter R. Brown                                         Director and Vice Chairman                          February 26, 2003
-------------------------------------
Peter R. Brown*

/s/ Daniel Calabria                                               Director                                     February 26, 2003
-------------------------------------
Daniel Calabria*

/s/ Janice B. Case                                                Director                                     February 26, 2003
-------------------------------------
Janice B. Case*

/s/ Charles C. Harris                                             Director                                     February 26, 2003
-------------------------------------
Charles C. Harris*

/s/ Leo J. Hill                                                   Director                                     February 26, 2003
-------------------------------------
Leo J. Hill*

/s/ Russell A. Kimball, Jr.                                       Director                                     February 26, 2003
-------------------------------------
Russell A. Kimball, Jr.*

/s/ Larry N. Norman                                               Director                                     February 26, 2003
-------------------------------------
Larry N. Norman*

/s/ William W. Short, Jr.                                         Director                                     February 26, 2003
-------------------------------------
William W. Short, Jr.*

*/ John K. Carter
as Attorney in Fact

                                  EXHIBIT INDEX


(10)
(11)    Opinion of Counsel
(14)    Consent of Independent Certified Public Accountants
(16)